UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

Streamline Health Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2021

Dear Fellow Stockholder,

On behalf of the board of directors, I cordially invite you to attend the 2021 Annual Meeting of Stockholders of Streamline Health Solutions, Inc., which will be held on Thursday, May 20, 2021, commencing at 10:00 a.m., Eastern Time. This year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: http://www.meetingcenter.io/243165929 at the meeting date and time described in the accompanying proxy statement. The password for the meeting is STRM2021. There is no physical location for the Annual Meeting. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Looking back on 2020, it was clearly a very difficult and challenging year, especially for COVID patients and healthcare providers throughout the country. Before the pandemic took its hold on global commerce, we sold our legacy ECM business, enabling us to focus solely on providing technology and services to help providers solve problems and gain efficiencies in the middle of their revenue cycle.

As the pandemic spread, we stayed the course with our sales efforts even though new purchasing virtually came to a standstill. These efforts resulted in meaningful improvement in our sales pipeline, both in terms of number and dollar value of prospective contracts. Importantly, during this time we asked our employees to focus on improving operations to prepare for future growth once business activity picked up again. This internal focus enabled us to develop a top-level product management team to continually expand and improve our eValuator™ technology, build an implementation team that has cut our time to Go Live in half, and a superior customer success team to ensure customer satisfaction.

Today, with more Americans receiving vaccinations, we believe a ‘return to normalcy’ in the not-too-distant future is a real possibility. As this transition occurs, we believe healthcare providers will return to more standard departmental decision making, enabling us to close more eValuator contracts.

I am pleased with the strength and talent of our people, and believe we have a strong operational foundation vital for accelerating revenue growth. With the new growth capital we raised in February we can invest in sales, marketing, and certain software enhancements to capitalize on our industry leading movement to improve the financial performance of every healthcare provider through our eValuator pre-bill coding analysis technology.

Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. To ensure your representation at the Annual Meeting, you are urged to vote by proxy via the Internet or telephone pursuant to the instructions provided in the enclosed proxy card; or by completing, dating, signing and returning the enclosed proxy card.

The Notice of Annual Meeting of Stockholders and Proxy Statement contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. The Notice of Annual Meeting of Stockholders and Proxy Statement also are available at http://www.envisionreports.com/STRM.

Regards,

Wyche T. (“Tee”) Green III

President and Chief Executive Officer and Chairman of the Board

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STREAMLINE HEALTH SOLUTIONS, INC.

11800 Amber Park Drive, Suite 125
Alpharetta, GA 30009

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2021

To the Stockholders of Streamline Health Solutions, Inc.:

Notice is hereby given that the Virtual Annual Meeting of the Stockholders of Streamline Health Solutions, Inc. will be held on May 20, 2021 at 10:00 a.m., Eastern Time, at http://www.meetingcenter.io/243165929, for the following purposes:

1.	PROPOSAL 1—To elect the five candidates nominated by our board of directors to serve as directors until a successor is duly elected and qualified at the 2022 Annual Meeting of Stockholders or otherwise or until any earlier removal or resignation.

2.	PROPOSAL 2—To approve, on a non-binding advisory basis, the compensation of our named executive officers (“say-on-pay”).

3.	PROPOSAL 3—To approve, on a non-binding advisory basis, the option for the frequency of future advisory votes on executive compensation (“say-on-pay frequency”).

4.	PROPOSAL 4— To ratify the appointment of the firm of Dixon Hughes Goodman LLP to serve as our independent registered public accounting firm for fiscal year 2021.

5.	PROPOSAL 5—To approve an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the total number of authorized shares of common stock from 45,000,000 shares to 65,000,000 shares.

6.	PROPOSAL 6—To approve an amendment to the Certificate of Incorporation to remove the 66 2/3% supermajority voting requirements in the Certificate of Incorporation.

7.	PROPOSAL 7—To approve an amendment to our Third Amended and Restated 2013 Stock Incentive Plan (the “Third Amended 2013 Plan”), which would increase the number of authorized shares available for issuance under the Third Amended 2013 Plan, conditioned upon the approval of Proposal 5.

8.	To consider any and all other business that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 29, 2021, will be entitled to notice of, and to vote at, the Virtual Annual Meeting of Stockholders and any adjournment thereof.

By Order of the Board of Directors

Thomas J. Gibson
Senior Vice President and Chief Financial Officer

Atlanta, Georgia

April 22, 2021

A Proxy Statement and proxy card are included herewith. As a stockholder, you are urged to vote. See “General Information—Voting Methods” in the included Proxy Statement for more information on your voting options. It is important that your shares be voted. In order to avoid the additional expense of further solicitation, we ask your cooperation in voting promptly.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2021.

Our Notice of Annual Meeting of Stockholders, Proxy Statement for the 2021 Annual Meeting of Stockholders and 2020 Annual Report to Stockholders are available at http://www.envisionreports.com/STRM.

ii

STREAMLINE HEALTH SOLUTIONS, INC.

11800 Amber Park Drive, Suite 125
Alpharetta, GA 30009

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2021

GENERAL INFORMATION

Introduction

We are furnishing this Proxy Statement on behalf of the board of directors of Streamline Health Solutions, Inc., a Delaware corporation, for use at our 2021 Annual Meeting of Stockholders, or at any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at http://www.meetingcenter.io/243165929, at 10:00 a.m., Eastern Time, on Thursday, May 20, 2021.

If you wish to submit a question prior to the Annual Meeting, you may do so beginning at 9:30 a.m., Eastern Time, on May 20, 2021, by logging into http://www.meetingcenter.io/243165929 and entering your control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at http://www.meetingcenter.io/243165929, type your question into the “Ask a Question” field, and click “Submit.”

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Streamline Health Solutions, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 10, 2021. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Streamline Health Solutions, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

As used in this Proxy Statement, the terms “Streamline,” the “company,” “we,” “us,” and “our” refer to Streamline Health Solutions, Inc. The term “common stock” means shares of our common stock, par value $0.01 per share. The term “preferred stock” means shares of our Series A 0% Convertible Preferred Stock, par value $0.01 per share.

This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 22, 2021. A copy of the 2020 Annual Report to Stockholders, including the Annual Report on Form 10-K for the fiscal year ended January 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”), is being mailed with this Proxy Statement and is also available online at http://www.envisionreports.com/STRM.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 20, 2021:

This Proxy Statement and the 2020 Annual Report to Stockholders are available at http://www.envisionreports.com/STRM.

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Stockholders Entitled to Notice and to Vote

All holders of record of our common stock and our preferred stock at the close of business on March 29, 2021 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. Our shares of common stock and preferred stock vote together as a single class.

At the close of business on the Record Date, we had 42,317,505 shares of common stock outstanding and entitled to vote at the Annual Meeting and no shares of preferred stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock are entitled to one vote for each share of our common stock held. Shares of our common stock and preferred stock may not be voted cumulatively.

Quorum

Our bylaws provide that the holders of a majority of all of the shares of our capital stock issued, outstanding, and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted FOR, AGAINST, WITHHELD, or ABSTAIN, as applicable, with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum.

Distinction between Holding Shares as a Stockholder of Record and as a Beneficial Owner

Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder, or how many shares you own.

Voting Methods

Stockholders of Record

By Mail. Registered stockholders may vote their shares by signing, dating and mailing the enclosed proxy card using the enclosed postage pre-paid envelope. We strongly encourage you, however, to consider using the Internet or telephone voting options described below because these voting methods are faster and less costly than voting by mailing your signed and dated proxy card. If you vote via the Internet or telephone, you do not need to mail your proxy card.

By Internet. Registered stockholders may vote on the Internet at http://www.envisionreports.com/STRM. Please have your proxy card available when going online and follow the online instructions. Stockholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees. Internet voting for registered stockholders is available up until 1:00 a.m., Central Time, on May 20, 2021, the day of the Annual Meeting. The Internet voting procedures are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. The control number can be found on the enclosed proxy card.

By Telephone. Registered stockholders also may vote by telephone by calling 1-800-652-8683 (toll-free) and using any touch-tone telephone to transmit their votes up until 1:00 a.m., Central Time, on May 20, 2021, the day of the Annual Meeting. Please have your proxy card in hand when you call and then follow the instructions. The control number necessary to vote your shares by telephone can be found on the enclosed proxy card.

By Attending the Annual Meeting. If you attend the Annual Meeting and wish to vote at the Annual Meeting, you may vote through http://www.meetingcenter.io/243165929.

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Beneficial Owners

If your shares are held of record in the name of a bank, broker or other nominee, you should follow the separate instructions that the nominee provides to you. Although most banks and brokers now offer Internet and telephone voting, availability and specific processes will depend on their voting arrangements.

Voting Requirements

At the Annual Meeting, stockholders will consider and act upon (1) the election of five directors for terms expiring at the 2022 Annual Meeting of Stockholders, (2) the approval, on a non-binding advisory basis, of the compensation of our named executive officers (“say-on-pay”), (3) the approval, on a non-binding advisory basis, of the frequency of future advisory votes on executive compensation (“say-on-pay frequency”), (4) the ratification of Dixon Hughes Goodman LLP to serve as the company’s independent registered public accounting firm for fiscal year 2021, (5) the approval of an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the total number of authorized shares of common stock from 45,000,000 shares to 65,000,000 shares (the “Authorized Shares Amendment”), (6) the approval of an amendment to the Certificate of Incorporation to remove the 66 2/3% supermajority voting requirements in the Certificate of Incorporation (the “Supermajority Amendment”), (7) the approval of an amendment to our Third Amended and Restated 2013 Stock Incentive Plan (the “Third Amended 2013 Plan”), which would increase the number of authorized shares available for issuance under the Third Amended 2013 Plan, and (8) such other business as may properly come before the Annual Meeting.

With regard to Proposal 1 (Election of Directors), votes may be cast for the nominees or may be withheld. All nominees are current directors. The election of directors requires a plurality of the votes of the shares present or represented by proxy at the Annual Meeting, and the five nominees receiving the greatest number of votes will be elected. Abstentions and broker “non-votes” will have no effect on the outcome of this proposal.

With regard to Proposal 2 (“Say-on-Pay”), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 2 requires the affirmative vote of the majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal. The vote on Proposal 2 is a non-binding advisory vote.

With regard to Proposal 3 (“Say-on-Pay Frequency”), votes may be cast for every year, every two years or every three years, or stockholders may abstain from voting on Proposal 3. The frequency alternative of Proposal 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If none of the frequency alternatives receives a majority of votes cast, the board of directors will consider the frequency that receives the highest number of votes to be the frequency that has been selected by the stockholders. Abstentions will have the same effect as a vote against this proposal. Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal. The vote on Proposal 3 is a non-binding advisory vote.

With regard to Proposal 4 (Ratification of Dixon Hughes Goodman LLP), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 4 requires the affirmative vote of the majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal.

With regard to Proposal 5 (Authorized Shares Amendment), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 5 requires the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of common stock. Because the approval of Proposal 5 requires the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of common stock, abstentions and broker “non-votes” will have the same effect as a vote against this proposal.

With regard to Proposal 6 (Supermajority Amendment), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 6 requires the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of common stock. Because the approval of Proposal 6 requires the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of common stock, abstentions and broker “non-votes” will have the same effect as a vote against this proposal.

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With regard to Proposal 7 (Amendment to the Third Amended 2013 Plan), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 7 requires the affirmative vote of the majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal. Approval by stockholders of this proposal is conditioned upon approval of Proposal 5 regarding the increase in authorized shares of common stock. The approval of Proposal 5 requires the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of common stock.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the stockholder of record and provide a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends voting “FOR ALL NOMINEES” listed in Proposal 1, “FOR” Proposals 2, 4, 5, 6 and 7 and “ONE YEAR” for Proposal 3, and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

Proposals 1, 2, 3, 5, 6 and 7 are not considered “routine” matters as to which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. As a result, if you hold your shares in street name and do not provide your broker with voting instructions, your shares will not be voted at the Annual Meeting with respect to Proposal 1 (Election of Directors), Proposal 2 (“Say-on-Pay”), Proposal 3 (“Say on Frequency”), Proposal 5 (Authorized Shares Amendment), Proposal 6 (Supermajority Amendment) or Proposal 7 (Amendment to the Third Amended 2013 Plan). Proposal 4, the ratification of Dixon Hughes Goodman LLP as our independent registered public accounting firm, is considered a “routine matter,” and therefore, brokers will have the discretion to vote on this matter even if they do not receive voting instructions from the beneficial owner of the shares.

The persons identified as having the authority to vote the proxies granted by the proxy card will have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the proxy card will vote on such matter in their own discretion.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) attending and voting during the Annual Meeting.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you already have provided to your broker, trustee, or other nominee.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Costs of Proxy Solicitation

We will bear the expense of electronically hosting, printing and mailing proxy materials and soliciting the proxies we are seeking. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers, and other employees in person, by telephone, or via facsimile. Our directors, officers and other employees will receive no additional compensation for any such solicitations. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of such shares, and we will reimburse such brokers and nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners. Your cooperation in voting promptly will help to avoid additional expense.

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List of Stockholders

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, by sending a written request to our Corporate Secretary at Streamline Health Solutions, Inc., 11800 Amber Park Drive, Suite 125, Alpharetta, GA 30009.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote to elect five directors, each to hold office until a successor is duly elected and qualified at the 2022 Annual Meeting of Stockholders, or otherwise, or until any earlier resignation or removal. All nominees standing for election are currently serving as members of our board of directors and have consented to continue to serve. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable or unwilling to serve as a director.

Candidates for director were identified and recommended for nomination by the Governance and Nominating Committee of our board of directors. All members of the Governance and Nominating Committee are independent directors. The Governance and Nominating Committee and our board of directors have determined that a potential candidate to be nominated to serve as a director should have the following primary attributes: high achievement expectations with regard to increasing stockholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and ownership of shares of our common stock to bring the perspective of a stockholder to the board of directors. The Governance and Nominating Committee and our board of directors believe that the composition of the board of directors as a whole should reflect diversified business experiences, education, knowledge of and skills relating to the healthcare and healthcare technology industries, sales and marketing, investment banking, accounting and finance, and knowledge of our operations. The Governance and Nominating Committee and the board of directors take all of these diversity factors into account when considering individual director candidates because we believe that these diversity factors can enhance the overall perspectives of our board of directors and of management.

To date, neither our board of directors nor the Governance and Nominating Committee has deemed it necessary to engage a third party search firm to assist in identifying suitable candidates for directors, but have the authority to do so in the future. Accordingly, no fees were paid to any such search firm in connection with the nominees for directors named in this Proxy Statement. The Governance and Nominating Committee currently believes that the existing members of our board of directors and executive management have sufficient networks of business contacts to form the candidate pool from which nominees will be identified. Once a candidate is identified as a possible director nominee by the Governance and Nominating Committee, our board of directors (or as many members of the board of directors as feasible) will meet with such candidate. The Governance and Nominating Committee will then take any feedback that it receives from the board of directors regarding the possible director nominee and evaluate the candidate using the criteria outlined above. The Governance and Nominating Committee would evaluate a director candidate recommended by a stockholder using the same process described above.

Nominees for Election as Directors

The following five incumbent directors are being nominated by the board of directors for re-election to the board of directors: Wyche T. “Tee” Green III, Kenan H. Lucas, Jonathan R. Phillips, Justin J. Ferayorni, and Judith E. Starkey. The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of Streamline for each director nominee are set forth below.

Wyche T. “Tee” Green III, age 49, has served as our President and Chief Executive Officer since October 2019, has served on our board of directors since August 2018 and has served as Chairman of our board of directors since January 2019. Mr. Green has served as Chairman and Chief Executive Officer of Greenway Unlimited LLC, an investment company that he founded, since 2013. Mr. Green previously served as Executive Director of Greenway Health, f/k/a Greenway Medical Technologies, Inc., an electronic health record and practice management based in Carrollton, Georgia, which he co-founded, from 2001 to May 2018. Prior to forming Greenway Unlimited in September 2013, Mr. Green served as Chief Executive Officer of Greenway Health from 2010 to April 2016 and was responsible for leading the company’s strategic direction while managing the sales, marketing and business development teams. Mr. Green currently serves on the Board of Directors of Caravan Health, Wellbox Inc., and Mint Health. Mr. Green received a bachelor’s degree in business administration management from Auburn University. Mr. Green is well-qualified to serve on our board of directors. He brings his experience as a software executive, his knowledge of our industry and his ability to bring perspective to the board of directors.

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Kenan H. Lucas, age 35, has served on our board of directors since January 2018. Mr. Lucas joined Harbert Management Corporation in August of 2014 where he currently serves as the Managing Director and Portfolio Manager of Harbert Discovery Fund, which invests in small, publicly traded companies. Mr. Lucas also serves on the board of directors of Qumu Corporation (Nasdaq: QUMU), a provider of tools to create, manage, secure, distribute, and measure the success of live and on demand video for the enterprise. Previously, Mr. Lucas worked at Swander Pace Capital, a middle-market private equity firm. At Swander Pace, he closed a number of acquisitions and re-financings, evaluated investment opportunities, and monitored portfolio companies, advising them on strategy, growth initiatives, acquisition opportunities, and corporate financing options. Prior to Swander Pace, Mr. Lucas was at Cowen and Company, a middle-market investment bank, where he advised companies on sell-side transactions and strategic alternatives. Mr. Lucas earned an MBA from the Darden School of Business at the University of Virginia, where he received the Faculty Award for Academic Excellence. Mr. Lucas has a BA in Economics, magna cum laude, from Vanderbilt University. Mr. Lucas’s investment management experience allows him to provide our board of directors with valuable insights and analysis in equity capital markets, evaluating financing options, assessing corporate strategy, and considering other strategic alternatives. He also contributes to the board of directors through his perspective as one of the company’s largest stockholders.

Jonathan R. Phillips, age 47, has served on our board of directors since May 2005 and previously served as Chairman of our board of directors from May 2009 to January 2019. Mr. Phillips has served as Managing Director and Head of Private Equity at First Trust Portfolios, a diversified asset management firm headquartered in Wheaton, Illinois, since November 2016. Mr. Phillips is also the founder and Managing Partner of First Health Capital Partners, LLC, a healthcare technology and services investment firm founded in January 2016. In 2005, Mr. Phillips founded Healthcare Growth Partners, a provider of strategic and financial advisory services to healthcare technology companies, and served as its Managing Director until November 2016. Prior to founding Healthcare Growth Partners, Mr. Phillips was a member of the Healthcare Investment Banking Group at William Blair and Company, LLC, an investment banking firm. Prior to William Blair, he served in various roles in the healthcare practice of Deloitte Consulting. From 2007 until immediately prior to its acquisition by Merge Healthcare Incorporated (Nasdaq: MRGE) in 2011, Mr. Phillips was a director of Ophthalmic Imaging Systems, Inc., a public company that provided software and technology for ophthalmology practices, where he served on the audit, compensation, and nominating committees and chaired the special committee. Mr. Phillips also serves as a director for several private companies. Mr. Phillips currently serves on the Board of Visitors of DePauw University, on the Rush University Medical Center Associates board, and on the nonprofit board of the Ray Graham Association, where he is a member of the finance committee. Mr. Phillips is a securities principal having completed the Series 24, 7 and 63 exams. Mr. Phillips earned his MBA in Finance, Marketing and Health Services Management from the J. L. Kellogg School of Management, Northwestern University, and his BA in Economics and Management from DePauw University. Mr. Phillips is well-qualified to serve on our board of directors. He brings a wealth of industry knowledge and experience to the board of directors as a private equity investor managing a portfolio of over 40 companies, including 18 healthcare companies. During his career, Mr. Phillips has completed over 115 transactions involving healthcare companies, which transactions had an aggregate value of over $2 billion. He also has completed over 40 strategic advisory engagements for healthcare technology and services companies. These experiences within the healthcare sector allow Mr. Phillips to provide our board of directors with valuable insights and analysis as to strategic and financial developments within the industry and potential opportunities and consequences such developments create for us.

Justin J. Ferayorni, age 47, has served on our board of directors since December 2019. Mr. Ferayorni is the Founder and Chief Investment Officer of Tamarack Advisers, LP which operates Tamarack Global Healthcare Funds, an SEC registered hedge fund family focused on investing in healthcare related equities. Mr. Ferayorni has operated directly and indirectly in the financial and capital markets for over 20 years through experience in investment banking and investment management. Mr. Ferayorni served in several positions across the financial services industry focused on analyzing companies within the healthcare industry, including positions as a healthcare analyst and portfolio manager. In addition, Mr. Ferayorni was previously employed with Robertson Stephens & Co., where he worked on both corporate finance and mergers and acquisitions transactions. Mr. Ferayorni is experienced in fundamental financial analysis, corporate decision making, and accounting principles. Mr. Ferayorni received his CFA designation in September 2000. Mr. Ferayorni previously served as an independent director for Reality Shares ETF Trust. Mr. Ferayorni’s experiences within the healthcare sector and capital markets broadly allow him to provide our board of directors with valuable insights and analysis for industry-specific strategic and financial developments.

Judith E. Starkey, age 71, has served on our board of directors since September 2014. Ms. Starkey is the Founder and former Chairperson of Chamberlin Edmonds & Associates, which she launched in 1986 and was acquired by Emdeon in 2010. Chamberlin Edmonds, now Change Healthcare, is a leading provider of patient eligibility and enrollment services to hospitals, government agencies and managed care organizations. Since 2010, Ms. Starkey has been a self-employed entrepreneur, speaker and author. Ms. Starkey began her career in health service management, medical cost control and government systems with the Social Security Administration. While employed by the government, Ms. Starkey designed a management system that enabled states to comply with federal and state regulations. She also designed and implemented a process that reduced the cost of administering the Social Security Disability Insurance Benefits program by several million dollars. Ms. Starkey is an oft-honored expert in her field and is an advanced member of the Healthcare Financial Management Association, has delivered Congressional testimony and presents at national/state forums of healthcare professionals. She currently serves on the board of The Johns Hopkins Berman Institute of Bioethics. Ms. Starkey received her BS degree in Psychology from Spring Hill College and her MS in Psychology from Georgia State University. Ms. Starkey’s experience as an entrepreneur and executive in the healthcare information technology industry provides our board of directors with important insight in growing and managing our business. Further, her experience in government provides the board of directors with an important understanding of the regulatory environment for our company.

The board of directors recommends a vote “FOR ALL” nominees listed above.

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PROPOSAL 2—ADVISORY VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

Proposed Advisory Resolution of Stockholders

At the Annual Meeting, stockholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that the stockholders of Streamline Health Solutions, Inc. hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Compensation Discussion and Analysis,” and the compensation tables and related narrative disclosure under “Executive Compensation.”

References in this Proxy Statement to “named executive officers” refer to Wyche T. “Tee” Green III, Thomas J. Gibson, Randolph W. Salisbury and William G. Garvis. For information regarding the compensation of our named executive officers, see “Compensation Discussion and Analysis” and “Executive Compensation.”

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”). As discussed in “Compensation Discussion and Analysis—Overview of Streamline’s Executive Compensation,” the Compensation Committee’s compensation objectives are to motivate executive officers to deliver superior short-term performance by providing conservative, but competitive, base salaries and cash bonus opportunities; align the interests of our executive officers with the long-term interests of the company’s stockholders through the grant of equity incentive awards; and provide an overall compensation package that is conservative, but competitive and, therefore, promotes executive recruitment and retention. The Compensation Committee has determined that the compensation structure for our named executive officers is effective and appropriate.

Effects of Advisory Vote

While the resolution is non-binding and will not be construed as overruling any decision by our board of directors or create or imply any fiduciary duty by the board of directors, the board of directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

Our board of directors recommends a vote “FOR” the approval of the compensation of the named executive officers as set forth in this Proposal 2.

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Proposed Advisory Resolution of Stockholders

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking the input of our stockholders on the frequency with which we will hold a non-binding advisory vote on the compensation of our named executive officers. Stockholders will be able to specify one of four choices on this proposal on the proxy card as their recommendation: every one year, two years, or three years, or to abstain.

The frequency—every one year, two years, or three years—receiving the greatest number of votes cast shall be deemed the recommendation of the stockholders for the frequency of future advisory votes on executive compensation.

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Background on Proposal

In accordance with the Dodd-Frank Act and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the frequency with which we will hold a non-binding advisory vote on the compensation of our named executive officers. After careful consideration, our board of directors has recommended that future advisory votes on executive compensation occur every year. Our board of directors believes that an advisory vote every year is most appropriate for our company. This interval gives stockholders the opportunity to react promptly to emerging trends in compensation and our board of directors and Compensation Committee the opportunity to evaluate and implement compensation decisions in light of such feedback from our stockholders. By holding such a vote every year, stockholders will be able to determine whether our board of directors and Compensation Committee have implemented any appropriate changes in response to stockholder input.

Effects of Advisory Vote

While the resolution is non-binding and will not be construed as overruling any decision by our board of directors or create or imply any fiduciary duty by the board of directors, the board of directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation.

Our board of directors recommends a vote to hold future advisory votes on executive compensation every “ONE YEAR”.

PROPOSAL 4—RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee proposes and recommends that the stockholders ratify the selection by the Audit Committee of the firm of Dixon Hughes Goodman LLP (“DHG”) to serve as our independent registered public accounting firm for fiscal year 2021. Action by our stockholders is not required by law in the appointment of an independent registered public accounting firm, but the appointment is submitted by the Audit Committee in order to give our stockholders a voice in the designation of auditors. If the resolution ratifying our selection of DHG as our independent registered public accounting firm is rejected by our stockholders, then the Audit Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

Our board of directors recommends a vote “FOR” ratification of the appointment of DHG as our independent registered public accounting firm for fiscal year 2021.

PROPOSAL 5—AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 45,000,000 TO 65,000,000

Background

Our Certificate of Incorporation currently authorizes us to issue a total of 45,000,000 shares of common stock and 5,000,000 shares of preferred stock. On March 17, 2021, the board of directors unanimously approved an amendment to the Certificate of Incorporation to authorize an additional 20,000,000 shares of common stock (the “Authorized Shares Amendment”), subject to stockholder approval. The board of directors has unanimously determined that the Authorized Shares Amendment is advisable and in the best interests of the company and our stockholders, and, in accordance with the General Corporation Law of the State of Delaware, hereby seeks approval of the Authorized Shares Amendment by our stockholders.

Proposed Authorized Shares Amendment

The board of directors is proposing the Authorized Shares Amendment, in substantially the form attached hereto as Appendix A, to increase the number of authorized shares of our common stock from 45,000,000 shares to 65,000,000 shares, which would in turn increase the total number of shares of all classes of our capital stock from 50,000,000 to 70,000,000. Of the 45,000,000 shares of common stock currently authorized by the Certificate of Incorporation, as of March 29, 2021, 42,317,505 shares are issued and outstanding, zero shares are reserved for issuance upon conversion of outstanding shares of preferred stock, 2,686,267 shares are reserved for issuance upon exercise of outstanding options and the vesting of restricted shares and 255,164 shares are reserved for future issuance under existing equity incentive plans. Therefore, we currently have a very limited number of authorized shares of common stock available for issuance. Following this increase, we will have approximately 21,146,189 shares of common stock (before reflecting the proposed additional unissued pool of authorized shares under the Third Amended 2013 Plan subject to stockholder approval and further described in Proposal 7 below) authorized but unissued and available for issuance, excluding those shares referenced above that are reserved for future issuance.

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As of April 22, 2021, there were zero shares of preferred stock issued and outstanding. We are not proposing any change to the number of authorized shares of preferred stock. Other than the proposed increase in the number of authorized shares of common stock, the Authorized Shares Amendment is not intended to modify the rights of existing stockholders in any material respect.

Reasons for the Authorized Shares Amendment

The board of directors believes the Authorized Shares Amendment is advisable and in the best interests of the company and our stockholders to make available for future issuance a sufficient number of authorized shares of common stock to give us appropriate flexibility to issue shares for future corporate needs.

The additional authorized shares would provide us with increased financing and capital raising flexibility and could be used for other business and financial purposes that the board of directors deems are in our best interest, including the acquisition of other companies, businesses or products in exchange for common stock, attraction and retention of employees through the issuance of equity incentives, and implementation of stock splits and issuance of dividends in the future. Without an increase in the number of authorized shares of common stock, we may be constrained in our ability to raise capital, should the need arise, and may lose important business opportunities, including to competitors, which could adversely affect our financial performance and growth.

The additional authorized shares of common stock would enable us to act quickly in response to capital raising and other corporate opportunities that may arise (as described above), in most cases without the necessity of holding a special stockholders’ meeting and obtaining further stockholder approval before the issuance of common stock could proceed, except as may be required by applicable law or NASDAQ Marketplace Rules or any other stock exchange on which our securities may be listed.

Other than issuances of equity incentives and issuances of common stock as consideration for contracted services rendered, as of the date of this Proxy Statement, we have no definitive plans, arrangements or understandings regarding the issuance of any additional shares of common stock that would be authorized pursuant to this proposal. However, we review and evaluate potential capital raising activities, transactions and other corporate opportunities on an ongoing basis to determine if any such actions would be in the best interests of the company and our stockholders.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Stockholders do not have preemptive rights with respect to our common stock. Therefore, should the board of directors determine to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

Potential Effects of the Authorized Shares Amendment

The increase in the number of authorized shares of common stock will not have any immediate effect on the rights of our existing stockholders. The board of directors will have the authority to issue the additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or NASDAQ Marketplace Rules or any other stock exchange on which our securities may be listed. The issuance of additional shares of common stock will decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their common stock, and, depending on the price at which the additional shares are issued, may also be dilutive to the earnings per share of our common stock.

Although we have no immediate plans to do so, we could use the additional authorized shares of common stock for potential strategic transactions, including, among other things, raising capital, acquisitions, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions would be consummated on favorable terms or at all, that they would enhance stockholder value or that they would not adversely affect our business or the trading price of our common stock. Any such transactions may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

The authorization of additional shares of common stock could also have an anti-takeover effect, in that the additional shares could be issued to oppose a hostile takeover attempt or delay or prevent changes in control or management of the company. For example, without further stockholder approval, the board of directors could sell shares of our common stock in a private transaction to purchasers who would oppose a takeover attempt or favor our current board of directors. Although this proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations and not by any current or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by the company to oppose changes in control of the company and to perpetuate our then-current management, including the opposition of transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

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Effectiveness of the Authorized Shares Amendment

If the Authorized Shares Amendment is approved by our stockholders, the Authorized Shares Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting. If the Authorized Shares Amendment is not approved by our stockholders, the Certificate of Incorporation will not be amended and the number of authorized shares of common stock will remain unchanged.

Our board of directors recommends a vote “FOR” the approval of the Authorized Shares Amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 45,000,000 to 65,000,000.

PROPOSAL 6—AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO REMOVE THE 66 2/3% SUPERMAJORITY VOTING REQUIREMENTS IN THE CERTIFICATE OF INCORPORATION

Background

Article SIXTH of our Certificate of Incorporation currently provides that the affirmative vote of holders of not less than two-thirds (66 2/3%) of the outstanding shares of the common stock entitled to vote upon the election of directors shall be required to effect: (i) an amendment to the Certificate of Incorporation; (ii) a merger or consolidation of the company with or into another corporation, or the sale or transfer of all or substantially all of the assets of the company to another entity; or (iii) the removal of a member of the board of directors (the “Supermajority Voting Requirements”). On March 17, 2021, the board of directors unanimously approved an amendment to the Certificate of Incorporation to remove such Supermajority Voting Requirements (the “Supermajority Amendment”), subject to stockholder approval. The board of directors has unanimously determined that the Supermajority Amendment is advisable and in the best interests of the company and our stockholders, and, in accordance with the General Corporation Law of the State of Delaware, hereby seeks approval of the Supermajority Amendment by our stockholders.

Proposed Supermajority Amendment

The board of directors is proposing the Supermajority Amendment, in substantially the form attached hereto as Appendix B, to remove the Supermajority Voting Requirements.

Reasons for the Supermajority Amendment

Our Governance and Nominating Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are beneficial to the company and our stockholders. The elimination of supermajority voting requirements in corporate governance documents is increasingly considered an important aspect of good corporate governance and a concern to many of our investors.

Our current Supermajority Voting Requirements have been in place since our incorporation in 1996. At that time, our board of directors believed that such thresholds were an important piece of the company’s governance structure in order to promote continuity and stability, and was in the best interests of the company and its stockholders. The board of directors also believed that such supermajority voting thresholds enhanced the independence of our directors from special interests and protected the company from unfair and abusive takeover practices.

Our board of directors recognizes that removing the Supermajority Voting Requirements is consistent with generally held views of evolving corporate governance practices. Our board of directors has listened to the views of stockholders and the investor community on this issue and has also considered the limited benefits of the Supermajority Voting Requirements to the company and its stockholders. In addition, our board of directors acknowledges that many other public companies have transitioned away from these kinds of supermajority voting provisions. In view of these considerations, our board of directors has unanimously determined to remove the Supermajority Voting Requirements as proposed.

Effectiveness of the Supermajority Amendment

If the Supermajority Amendment is approved by our stockholders, the Supermajority Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting. If the Supermajority Amendment is not approved by our stockholders, the Certificate of Incorporation will not be amended and the Supermajority Voting Requirements will remain in effect.

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Our board of directors recommends a vote “FOR” the approval of the Supermajority Amendment to our Certificate of Incorporation to remove the 66 2/3% voting threshold on certain provisions in our Certificate of Incorporation.

PROPOSAL 7—AMENDMENT TO THE THIRD AMENDED 2013 PLAN

General Information

On April 3, 2013, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan (the “Original 2013 Plan”). On March 28, 2014, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. Amended and Restated 2013 Stock Incentive Plan. On April 12, 2017, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. Second Amended and Restated 2013 Stock Incentive Plan. On May 22, 2019, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, which we refer to as the “Third Amended 2013 Plan” in this Proxy Statement.

Upon the recommendation of our Compensation Committee, on March 17, 2021, our board of directors approved, and recommends that our stockholders approve, an amendment to the Third Amended 2013 Plan (the “Third Amended 2013 Plan Amendment”) to increase the number of shares of common stock available for issuance under the Third Amended 2013 Plan by 2,000,000 shares.

The approval of this Proposal 7 is conditioned upon the approval of Proposal 5 regarding the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock. If Proposal 5 is not approved and the number of authorized shares of common stock is not increased, there will not be sufficient shares available to be issued under the Third Amended 2013 Plan.

Reasons for the Amendment

Our board of directors unanimously recommends that the company’s stockholders approve the Third Amended 2013 Plan Amendment for several reasons. We believe that an increase in the number of shares available for future grants is necessary as part of our ongoing commitment to align the interests of selected employees, non-employee directors and certain of our independent contractors with those of our stockholders. We believe that incentives and stock-based awards focus such persons on the objective of creating stockholder value and promoting the success of the company. Further, the company’s ability to grant an appropriate number of stock-based awards continues to be crucial in allowing the company to effectively compete for key employee talent. It is in the long-term interest of the company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers, and directors, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits, and strengthen the mutuality of interest between those persons and the company’s stockholders. Without adequate share availability under the Third Amended 2013 Plan, the board of directors will need to consider alternative compensation arrangements in order to ensure that the company remains competitive and is able to continue to recruit and retain quality talent.

Summary Description of the Third Amended 2013 Plan Amendment

The Third Amended 2013 Plan Amendment would increase the total aggregate number of shares authorized under the Third Amended 2013 Plan by 2,000,000 shares of common stock, from 6,223,246 shares (which number includes (i) 3,300,000 shares originally authorized under the Third Amended 2013 Plan, (ii) 2,500,000 shares remaining available for issuance under the company’s prior equity incentive plan at the time the Third Amended 2013 Plan originally became effective, and (iii) 423,426 shares available for issuance under and reconstituted from the company’s Amended and Restated 1996 Associate Stock Purchase Plan (the “ESPP”) to the Third Amended 2013 Plan when the ESPP was terminated on December 27, 2019) to 8,223,246 shares.

As of March 29, 2021, we had 255,164 shares available for issuance under the current Third Amended 2013 Plan, which would increase to 2,255,164 shares available for issuance as of such date with the approval of the Third Amended 2013 Plan Amendment. The exact number of shares remaining under the Third Amended 2013 Plan will vary because additional awards may be made to newly-hired or promoted employees prior to the annual meeting on May 20, 2021. If the Third Amended 2013 Plan Amendment is approved, the aggregate number of shares underlying outstanding awards under the Third Amended 2013 Plan, plus the number of shares available for issuance in connection with the grant of awards under the Third Amended 2013 Plan Amendment, would increase to approximately 11% of the number of shares of common stock outstanding on a fully diluted basis (including all common stock outstanding at March 29, 2021 plus all shares reserved for outstanding or future awards under the Third Amended 2013 Plan and the Third Amended 2013 Plan Amendment).

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Summary Description of the Third Amended 2013 Plan (as proposed to be amended)

The following summary of the material terms of the Third Amended 2013 Plan, as amended to reflect the Third Amended 2013 Plan Amendment, is qualified by reference to the full text of (i) the Third Amended 2013 Plan, a copy of which is incorporated by reference to Appendix A of the company’s definitive proxy statement on Schedule 14A filed with the SEC on April 22, 2019, and (ii) the Third Amended 2013 Plan Amendment, which is included with this Proxy Statement as Appendix C. If our stockholders do not approve the Third Amended 2013 Plan Amendment, the Third Amended 2013 Plan will remain unchanged.

Share Limitations

The maximum number of shares that we may issue pursuant to awards granted under the Third Amended 2013 Plan may not exceed 6,223,246 shares (plus the 2,000,000 new shares of common stock to be added subject to stockholder approval of the Third Amended 2013 Plan Amendment), subject to any award granted under the Third Amended 2013 Plan if the award is forfeited, cancelled, terminated, expires or lapses for any reason without issuance of the shares.

In addition, under the Third Amended 2013 Plan, in any 12-month period, (a) no participant may be granted options and stock appreciation rights (“SARs”) that are not related to an option for more than 200,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); and (b) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 200,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award).

The following are not included in calculating the Third Amended 2013 Plan share limitations described above: (a) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (b) awards that are settled in cash, and (c) any shares subject to an award under the Third Amended 2013 Plan if the award is forfeited, canceled, terminated, expires or lapses for any reason without issuance of the underlying shares. In addition, (i) shares issued under the Third Amended 2013 Plan through the settlement, assumption, or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving us acquiring another entity will not reduce the maximum number of shares of common stock available for delivery under the Third Amended 2013 Plan, and (ii) available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Third Amended 2013 Plan (subject in each case to applicable stock exchange listing requirements) and will not reduce the maximum number of shares available under the Third Amended 2013 Plan. Shares withheld or applied as payment in connection with the exercise of an award or the withholding or payment of taxes related to an award or separately surrendered by the participant for any such purpose will be treated as having been delivered for purposes of determining the maximum number of shares available for grant under the Third Amended 2013 Plan and shall not again be treated as available for grant.

The number of shares reserved for issuance under the Third Amended 2013 Plan, the participant award limitations, and the terms of awards may be adjusted in the event of an adjustment in our capital structure (due to a merger, stock split, stock dividend or similar event).

As of March 29, 2021, the maximum aggregate number of shares available for future grants under the Third Amended 2013 Plan, which is our only currently effective equity incentive plan, was 255,164 shares. In addition, at that time, there were 1,405,475 shares subject to unvested outstanding restricted stock awards under the Third Amended 2013 Plan, and there were 1,281,142 shares subject to outstanding options under the Third Amended 2013 Plan. The weighted average exercise price of these options was $2.31 and the weighted average remaining term was 2 years or less.

Inclusive of the shares authorized under the Third Amended 2013 Plan and the outstanding awards that may be paid out in the future under the Third Amended 2013 Plan and assuming the conversion or exercise of all other derivative securities, the total stockholder dilution of our stockholder-approved equity compensation plans is approximately 11%. In determining the maximum number of shares reserved for issuance under the Third Amended 2013 Plan, our board of directors balanced the need for flexibility to continue to use equity compensation to attract, retain, and motivate talented employees, non-employee directors, and independent contractors with the potential expense and delay incident to obtaining future stockholder approval for equity compensation plans and the dilutive impact of such awards to our stockholders.

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Purpose and Eligibility; Term

The purposes of the Third Amended 2013 Plan are to encourage and enable selected employees, non-employee directors, and certain of our independent contractors to acquire or increase their holdings of our common stock in order to promote a closer identification of their interests with our interests and the interests of our stockholders, and to provide flexibility to us in our ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operation largely depends. The effective date of the Third Amended 2013 Plan is May 22, 2019, and awards can be granted under the Third Amended 2013 Plan until May 22, 2029 or the Third Amended 2013 Plan’s earlier termination by our board of directors or the issuance of all available shares. Awards may be granted to employees, non-employee directors, and our independent contractors in the discretion of the Administrator (as defined below under “—Administration; Amendment and Termination”). As of March 15, 2021, there were five members of the board of directors and approximately 76 employees, non-employee directors and independent contractors who would potentially be eligible to receive awards under the Third Amended 2013 Plan, subject to being selected by the Compensation Committee, as described below. Since each non-employee director and executive officer is eligible to participate in the Third Amended 2013 Plan, each may be deemed to have a substantial interest in the outcome of this Proposal 7.

The Third Amended 2013 Plan’s purposes will be carried out by the granting of awards to selected participants. The types of awards authorized under the Third Amended 2013 Plan include options in the form of incentive options and/or nonqualified options, SARs in the form of freestanding SARs and/or SARs related to other awards, restricted awards in the form of restricted stock awards and restricted stock units, performance awards in the form of performance shares and performance units, phantom stock awards, other stock-based awards, and dividend equivalent awards. We discuss the material terms of each type of award below.

Administration; Amendment and Termination

The Third Amended 2013 Plan provides that the plan will be administered by our Compensation Committee unless our board of directors elects to administer the Third Amended 2013 Plan in whole or in part. As a matter of practice, the Compensation Committee will administer the Third Amended 2013 Plan, subject to oversight from our board of directors, particularly of the plan’s non-employee director equity compensation component. Each member of the Compensation Committee is “independent” under Nasdaq listing standards and a “non-employee director” under Rule 16b-3 adopted under the Exchange Act. Our board of directors and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”

Subject to the terms of the Third Amended 2013 Plan, the Administrator’s authority includes but is not limited to the authority to: (a) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, and the terms, conditions, restrictions, and limitations of an award; (b) prescribe the form or forms of agreements evidencing awards granted under the Third Amended 2013 Plan; (c) establish, amend, and rescind rules and regulations for the administration of the Third Amended 2013 Plan; and (d) construe and interpret the Third Amended 2013 Plan, awards, and award agreements made under the Third Amended 2013 Plan, interpret rules and regulations for administering the Third Amended 2013 Plan, and make all other determinations deemed necessary or advisable for administering the Third Amended 2013 Plan. In certain circumstances, the Administrator may delegate to one or more of our officers the authority to grant awards, and to make other determinations under the Third Amended 2013 Plan with respect to such awards, to persons who are not directors or officers subject to the provisions of Section 16 under the Exchange Act.

The Third Amended 2013 Plan may be amended or terminated at any time by our board of directors, and awards under the Third Amended 2013 Plan may be amended or terminated at any time by our board of directors or the Compensation Committee, in each case subject to the following: (a) stockholder approval is required of any Third Amended 2013 Plan amendment if approval is required by applicable law, rule, or regulation or any tax or regulatory requirement applicable to the Third Amended 2013 Plan; and (b) an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent. In addition, stockholder approval is required to (i) amend the terms of outstanding options or SARs to reduce the option price or base price of such outstanding options or SARs; (ii) exchange outstanding options or SARs for cash, for options or SARs with an option price or base price that is less than the option price or base price of the original option or SAR, or for other equity awards at a time when the original option or SAR has an option price or base price, as the case may be, above the fair market value of the common stock; or (iii) take other action with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of our common stock are listed. The Administrator may adjust awards upon the occurrence of certain unusual or nonrecurring events if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Third Amended 2013 Plan or necessary or appropriate to comply with applicable laws, rules, or regulations.

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Vesting

The Administrator determines the exercise and vesting schedule and other terms and conditions of awards, subject to certain minimum vesting restrictions for employee awards. Awards granted to an employee under the Third Amended 2013 Plan shall be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period as determined by the Administrator) or one year if the vesting is based on performance criteria other than solely continued service; provided, however, that (i) the Administrator may provide for acceleration of vesting of all or a portion of an award in the event of a participant’s death, disability, or retirement, or, as set forth in the Third Amended 2013 Plan, upon the occurrence of a change of control of the company; (ii) the Administrator may provide for the grant of an award without a minimum vesting period or may accelerate the vesting of all or a portion of an award for any reason, but only with respect to awards for no more than an aggregate of 10% of the total number of shares of common stock authorized for issuance under the Third Amended 2013 Plan, upon such terms and conditions as the Administrator shall determine; (iii) the Administrator also may provide for the grant of awards that have different vesting terms in the case of awards that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, awards that are granted as an inducement to become our employee, or to replace forfeited awards from a former employer, or awards that are granted in exchange for foregone cash compensation; and (iv) the Administrator may grant other stock-based awards under the Third Amended 2013 Plan without minimum vesting requirements.

Awards

A summary of the material terms of the types of awards authorized under the Third Amended 2013 Plan is provided below.

Options

The Third Amended 2013 Plan authorizes the grant of both incentive options and nonqualified options, both of which are exercisable for shares of our common stock, although incentive options may only be granted to our employees and those of our subsidiaries. The Administrator will determine the option price at which a participant may exercise an option. The option price must be no less than 100% of the fair market value per share of our common stock on the date of grant, or 110% of the fair market value with respect to incentive options granted to an employee who owns stock representing more than 10% of the total voting power of all classes of our stock (except for certain options assumed or substituted in a merger or other transaction where the option price is adjusted in accordance with applicable tax regulations). Unless an individual award agreement provides otherwise, the option price must be paid in the form of cash or cash equivalent. In addition, except where prohibited by the Administrator or applicable laws, rules, and regulations, payment also may be made by: (a) delivery of shares of common stock owned by the participant; (b) shares of common stock withheld upon exercise; (c) delivery of written notice of exercise to us and delivery to a broker of written notice of exercise and irrevocable instructions to deliver promptly to us the amount of sale or loan proceeds to pay the option price; (d) such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (e) any combination of these methods. Subject to the minimum vesting restrictions for employees, the Administrator will determine the terms and conditions of an option and the period or periods during which, and conditions pursuant to which, a participant may exercise an option. The option term may not exceed ten years (or five years with respect to incentive stock options granted to an employee who possesses more than 10% of the total combined voting power of all classes of our stock). Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement or the Administrator provides otherwise.

Stock Appreciation Rights

Under the terms of the Third Amended 2013 Plan, stock appreciation rights (referred to as SARs) may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “related SAR”) or may be granted separately (a “freestanding SAR”). The consideration to be received by the holder of a SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of common stock, as determined by the Administrator. The holder of a SAR is entitled to receive from us, for each share of common stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR. The base price may be no less than the fair market value per share of the common stock on the date the SAR is granted or the exercise price of an option for a related SAR (except for certain SARs assumed or substituted in a merger or other transaction where the base price is adjusted in accordance with applicable tax regulations).

Subject to the minimum vesting restrictions for employees, SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. A SAR may not be exercised more than ten years after it was granted (or five years for SARs granted with respect to a related incentive stock option to an employee who possesses more than 10% of the total combined voting power of all classes of our stock). SARs generally are subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement or the Administrator provides otherwise.

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Restricted Awards

Under the terms of the Third Amended 2013 Plan, the Administrator may grant restricted awards to participants in such numbers, upon such terms, and at such times as the Administrator determines. Restricted awards may be in the form of restricted stock awards or restricted stock units that are subject to certain conditions, which conditions must be met in order for such award to vest or be earned, in whole or in part, and no longer subject to forfeiture. Restricted stock awards are payable in shares of common stock. Restricted stock units may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of the Third Amended 2013 Plan and the discretion of the Administrator.

Subject to the minimum vesting restrictions for employees, the Administrator will determine the restriction period for each restricted award and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned or become payable (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death, or any combination of conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance factors to be used in valuing restricted awards. These performance factors may vary from participant to participant and between groups of participants and will be based upon such company-wide, business unit, division, or individual performance factors and criteria as the Administrator determines. In addition, with respect to participants who are not covered employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective.

The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to determine the forms and terms of payment of restricted awards. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the Third Amended 2013 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

Performance Awards

Under the terms of the Third Amended 2013 Plan, the Administrator may grant performance awards to participants upon such terms and conditions and at such times as the Administrator determines. Performance awards may be in the form of performance shares or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof (or a combination of both) that is contingent upon the achievement of performance or other objectives during a specified period and that has a value on the date of grant equal to the fair market value of a share of common stock (as determined in accordance with the Third Amended 2013 Plan). An award of a performance unit is a grant of a right to receive shares of common stock or a designated dollar value amount of common stock that is contingent upon the achievement of performance or other objectives during a specified period, and that has an initial value established by the Administrator at the time of grant.

Subject to the minimum vesting restrictions for employees, the Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned or become payable (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. In the case of performance awards based upon specified performance objectives, the Administrator will determine the performance factors to be used in valuing performance awards, and these performance factors may vary from participant to participant and between groups of participants and will be based upon such company-wide, business unit, division, or individual performance factors and criteria as the Administrator determines. In addition, with respect to participants who are not covered employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective. The Administrator has authority to determine whether and to what degree performance awards have been earned and are payable, as well as to determine the forms and terms of payment of performance awards. If a participant’s employment or service is terminated for any reason and all or any part of a performance award has not been earned pursuant to the terms of the Third Amended 2013 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

Phantom Stock Awards

Under the terms of the Third Amended 2013 Plan, the Administrator may grant phantom stock awards to participants in such numbers, upon such terms, and at such times as the Administrator may determine. An award of phantom stock is an award of a number of hypothetical share units with respect to shares of our common stock, with a value based on the fair market value of a share of common stock.

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Subject to the terms of the Third Amended 2013 Plan, the Administrator has authority to determine whether and to what degree phantom stock awards have vested and are payable and to interpret the terms and conditions of phantom stock awards. Upon vesting of all or part of a phantom stock award and satisfaction of other terms and conditions that the Administrator establishes, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value of one share of our common stock with respect to each such phantom stock unit that has vested and is payable. We may make payment in cash, shares of common stock, or a combination of cash and stock, as determined by the Administrator. If a participant’s employment or service is terminated for any reason and all or any part of a phantom stock award has not vested and become payable pursuant to the terms of the Third Amended 2013 Plan and the individual award, the participant will forfeit the award unless an award agreement or the Administrator provides otherwise.

Other Stock-Based Awards

The Administrator may grant other stock-based awards, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or awards for shares of common stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary, or other compensation, awards granted with vesting or performance conditions, and awards granted without being subject to vesting or performance conditions. Subject to the provisions of the Third Amended 2013 Plan, the Administrator will determine the number of shares of common stock to be awarded to a participant under (or otherwise related to) such other stock-based awards, whether such awards may be settled in cash or shares of common stock (or a combination of both), and the other terms and conditions of such awards.

Dividends and Dividend Equivalent Rights

The Administrator may provide that awards granted under the Third Amended 2013 Plan (other than options and SARs) earn dividends or dividend equivalent rights; provided, however, dividends and dividend equivalents, if any, on unearned or unvested performance-based awards may not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested or been earned and payable. We may pay such dividends or dividend equivalent rights currently or credit such dividends or dividend equivalent rights to a participant’s account, subject to the foregoing restrictions on unearned or unvested performance-based awards and such additional restrictions and conditions as the Administrator may establish. Any dividends or dividend equivalent rights related to an award will be structured in a manner so as to avoid causing the award or related dividends or dividend equivalent rights to be subject to Section 409A of the Internal Revenue Code of 1986, as amended, (“Code”) or will otherwise be structured so that the award and dividends and dividend equivalent rights are in compliance with Code Section 409A.

Change of Control

Under the terms of the Third Amended 2013 Plan, unless an individual award agreement provides otherwise, in the event of a change of control an award will become vested (and, in the case of options and SARs, exercisable) in full if the employment or service of the participant is terminated within six months before the effective date of a change of control (in which case vesting shall not occur until the effective date of the change of control) or one year after the effective date of a change of control (or such other period of time as may be stated in a change in control or similar agreement) if such termination of employment or service (a) is initiated by us not for cause or (b) is initiated by the participant for good reason. In the event of a change of control, the Administrator will have the authority to take a variety of actions regarding outstanding awards. Within a certain time frame and under specific conditions, the Administrator may:

●	require all outstanding awards to be exercised by a certain date;

●	require the surrender of outstanding awards in exchange for a stock or cash payment equal to the per share change of control value of the shares covered by the award less, if any, the exercise price or base value of the award;

●	make equitable adjustments to outstanding awards to reflect the change of control; and/or

●	provide for replacement of outstanding awards with awards in the successor to the company.

Transferability

Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Code Section 422 and related regulations. Nonqualified options are not transferable other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Restricted awards, SARs, performance awards, phantom stock awards, and other stock-based awards generally are not transferable other than transfers by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge, or otherwise encumber shares subject to an award until the award has vested and all other conditions established by the Administrator have been met.

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Forfeiture and Recoupment

Third Amended 2013 Plan authorizes the Administrator to require forfeiture and recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

Performance Measures

For any award granted under the Third Amended 2013 Plan subject to performance-based vesting, exercisability or other conditions, the Administrator will determine the performance period during which a performance goal must be met. The performance period will generally be at least one year, subject to applicable provisions of the Plan regarding accelerated vesting events. Attainment of any performance goal is subject to certification by the Administrator. Performance goals may include a threshold level of performance below which no payment or vesting will occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.

Under the Third Amended 2013 Plan, at the Administrator’s discretion, the performance measures for any performance period are limited to one or more of the following: (a) revenues or sales; (b) gross margins; (c) earnings per share; (d) net bookings; (e) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (f) operating income; (g) return on stockholders’ equity; (h) expense management; (i) operating margins; (j) cash flow or free cash flow; (k) return on assets; and (l) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of products, product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices, and/or execution of pre-approved corporate strategy.

Certain Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the Third Amended 2013 Plan. This summary is based on U.S. federal income tax laws and regulation in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute legal advice or tax advice and does not describe municipal, state or foreign income tax consequences of awards, federal employment taxes or the tax consequences of a participant’s death.

Incentive Options

Incentive options granted under the Third Amended 2013 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of the shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been our employee from the date of grant to three months before the date of exercise (or 12 months in the event of the participant’s death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.

If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the option price or (b) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. We generally are entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant on premature disposition of the shares.

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Pursuant to the Code and the terms of the Third Amended 2013 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by us with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the Third Amended 2013 Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of our stock, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Nonqualified Options

The grant of the nonqualified option should not result in taxable income to a participant or a tax deduction to us. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. We generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights

The grant of a SAR should not result in taxable income to a participant or a tax deduction to us. Upon exercise, the amount of cash and the fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income, and we will generally receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding. If the participant receives common stock upon the exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Restricted Stock Awards

The grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to us, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation; provided, however, in the case of restricted stock issued, at the beginning of the restriction period, the participant may elect, under Code Section 83(b) within 30 days of the grant of the restricted stock, to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. Thereafter, if the shares are forfeited before they have vested, the participant will be entitled to a deduction, refund or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited shares regardless of whether the participant made a Code Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is long-term or short-term begins when the forfeiture period expires, and the tax basis for such shares generally will be based on the fair market value of such shares on such date. However, if the participant makes an election under Code Section 83(b), the holding period will commence on the grant date, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and we will generally be entitled to a federal income tax deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by us. If, however, the participant makes a Code Section 83(b) election , the dividends will be taxable as ordinary income to the participant but will not be deductible by the company.

Restricted Stock Units, Performance Awards, Phantom Stock Awards, Other Stock-Based Awards and Dividend Equivalents

The grant of a restricted stock unit, performance award, phantom stock award, other stock-based award (subject to vesting conditions) or a dividend equivalent award generally should not result in taxable income to the participant or a tax deduction to us. However, the participant will recognize income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash and the fair market value of any common stock that is received in settlement of the award. We are entitled to a tax deduction upon the settlement of such an award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense.

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Section 409A

Code Section 409A imposes certain requirements on nonqualified deferred compensation, including requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Code Section 409A imposes restriction on an individual’s ability to change his or her distribution timing or form after an election to defer compensation has been made or compensation has been deferred. For certain individuals who are “specified employees”, Code Section 409A requires that such individual’s distribution commence no earlier than six months after the individual’s separation from service.

Under current Internal Revenue Service guidance, certain awards under the Third Amended 2013 Plan are excluded from non-qualified deferred compensation to which Code Section 409A applies. These excluded awards are stock options under which shares of our common stock are issued, stock appreciation rights under which shares of our common stock are issued, restricted stock, restricted stock units that are paid at or shortly after vesting and performance units that are paid at or shortly after vesting. Depending on their specific terms, other awards under the Third Amended 2013 Plan may be treated as non-qualified deferred compensation to which Code Section 409A applies, and in such case it is generally our intent that such awards be designed to comply with the election timing, payment timing, and other requirements of Code Section 409A.

If Code Section 409A applies to any award granted under the Third Amended 2013 Plan, and the award does not, when considered together with the Third Amended 2013 Plan, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and also may be subject to premium interest charges under Code Section 409A. We do not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant nor are we responsible for the participant’s tax consequences in connection with an award, including those under Code Section 409A.

The foregoing is only a summary of the effect of federal income taxation upon us and upon participants, is not complete and does not discuss the federal employment taxes, tax consequences of any participant’s death or the income tax laws of any municipality, state, or foreign country in which a participant may reside. The foregoing is not legal advice or tax advice.

New Plan Benefits

No awards will be granted under the Third Amended 2013 Plan with respect to the additional 2,000,000 new shares of common stock that are being added to the plan as a result of the Third Amended 2013 Plan Amendment, unless it is approved by our stockholders. Because future awards under the Third Amended 2013 Plan will be granted at the discretion of the Administrator, the type, number, recipients, and other terms of such awards cannot be predicted at this time. For details on awards granted under the Third Amended 2013 Plan in fiscal year 2020 to our named executive officers and directors, see the Summary Compensation Table under “Executive Compensation—Summary Compensation” and the Director Compensation in 2020 table under “Director Compensation.”

Our board of directors believes that approval of the Third Amended 2013 Plan Amendment is in our company’s best interest in order to continue the purposes of our equity compensation program and provide competitive incentives for eligible participants. Our board of directors believes that substantial equity ownership encourages management to take actions favorable to our long-term interests and those of our stockholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of our executive officers. In addition, we grant unvested equity-based awards to most of our newly-hired, full-time employees, and our non-employee directors, and our non-employee directors and many employees are periodically eligible thereafter for additional equity awards. Our board of directors believes that stockholder approval of the Third Amended 2013 Plan Amendment will allow us to continue the use of equity compensation as a component of a competitive, but measured, overall compensation program.

Our board of directors recommends a vote “FOR” approval of the Third Amended 2013 Plan Amendment as set forth in this Proposal 7.

CORPORATE GOVERNANCE

We have established corporate governance practices designed to serve the best interest of our company and our stockholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market (“Nasdaq”). Set forth below is information regarding the meetings of the board of directors during fiscal 2020, a description of the board of directors’ standing committees and additional information about our corporate governance policies and procedures.

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Board of Directors Meetings and Committees

The board of directors met nine times during fiscal year 2020. Standing committees of the board of directors currently include the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee.

All nominees for election as directors at the Annual Meeting were unanimously recommended by the Governance and Nominating Committee and unanimously nominated by the current board of directors, including all of the independent directors. Under our bylaws, director nominations may be brought at an Annual Meeting of Stockholders only by or at the direction of the board of directors or by a stockholder entitled to vote who has submitted a nomination in accordance with the requirements of the bylaws as in effect from time to time. For this Annual Meeting, we received no director nominations from stockholders. For additional information, see “Stockholder Proposals for 2022 Annual Meeting of Stockholders.”

Our board of directors has determined that Messrs. Lucas, Phillips, Ferayorni and Ms. Starkey are all “Independent Directors” in accordance with the standards set forth in Item 407(a)(1)(i) of Regulation S-K and in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

There are no family relationships among any of the above named directors or nominees for director or among any of the directors or nominees for director and any of our executive officers.

In fiscal year 2020, each incumbent director attended at least 75% of the aggregate number of meetings of our board of directors and of the committees of the board of directors on which he or she served.

Our board of directors currently combines the roles of Chairman of the board of directors and Chief Executive Officer. Periodically, our board of directors and Governance and Nominating Committee assess these roles and the board leadership structure to ensure our interests and the interests of our stockholders are best served at this time. Both the Chairman and CEO positions are currently held by Wyche T. “Tee” Green III. The board of directors believes having Mr. Green serve in both capacities allows him to provide decisive and effective leadership and more effectively execute our strategic initiatives and business plans and confront our challenges.

The Audit Committee

The Audit Committee is comprised entirely of independent directors. Messrs. Phillips (Committee Chairman), Ferayorni and Lucas are presently the members of the Audit Committee. The Audit Committee operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net/investors. The Audit Committee met separately as a committee six times during fiscal year 2020. The Audit Committee, along with management, met separately or as part of the entire board of directors to review each of our quarterly and annual financial statements filed on Form 10-Q or Form 10-K prior to the filing of those reports with the SEC. The Audit Committee Chairman separately discusses our financial reports with the auditors on a regular basis. The Audit Committee’s functions include the engagement of our independent registered public accounting firm, review of the results of the audit engagement and our financial results, review of our financial statements by the independent registered public accounting firm and their opinion thereon, review of the auditors’ independence, review of the effectiveness of our internal controls and similar functions, and approval of all auditing and non-auditing services performed by our independent registered public accounting firm. The board of directors has determined that Jonathan R. Phillips is an audit committee financial expert as defined under SEC rules and regulations.

The Compensation Committee

The Compensation Committee is comprised entirely of independent directors. Ms. Starkey (Committee Chairwoman), Mr. Lucas and Mr. Phillips are presently the members of the Compensation Committee. Our board of directors adopted a formal written charter for the Compensation Committee, which is available through our website at http://www.streamlinehealth.net/investors, in January 2013 and amended it in March 2014. The Compensation Committee met separately as a committee six times during fiscal year 2020. The Compensation Committee reviews the performance of, and establishes the salaries and all other compensation of our executive officers. The Compensation Committee also administers the Third Amended 2013 Plan, and is responsible for grants of equity awards under the Third Amended 2013 Plan.

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The Governance and Nominating Committee

The Governance and Nominating Committee is comprised entirely of independent directors. Messrs. Ferayorni (Committee Chairman) and Phillips and Ms. Starkey are presently the members of the Governance and Nominating Committee. The purposes of the Governance and Nominating Committee are to assist the board of directors in complying with and overseeing our Code of Business Conduct and Ethics (the “Code of Conduct”), to review and consider developments in corporate governance practices, to identify and recommend individuals to the board of directors for nomination as members of our board of directors and its committees, and to develop and oversee the process for nominating board of directors members. The Governance and Nominating Committee operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net/investors. The Governance and Nominating Committee met separately as a committee nine times during fiscal year 2020.

The Governance and Nominating Committee has established procedures through which confidential complaints may be made by employees directly to the Chairman of the Governance and Nominating Committee regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in our filings with the SEC; violations of our Code of Conduct; or any other matters relating to questionable actions taken by our employees, officers or directors.

The Governance and Nominating Committee also has established a review process for all members of our board of directors. In this process, all members perform a self-review and assessment of their own performance as a director and also review and provide constructive feedback of all the other directors. The Governance and Nominating Committee oversees a similar 360 degree review process for our Chief Executive Officer where he is reviewed by himself, by the other directors, and by his direct management reports.

Corporate Governance Policies

Communications with the Board of Directors

We encourage stockholder communication with the board of directors. Any stockholder who wishes to communicate with the board of directors or with any particular director, including any independent director, may send a letter addressed to the Corporate Secretary at Streamline Health Solutions, Inc., 11800 Amber Park Drive, Suite 125, Alpharetta, GA 30009. Communications should indicate that you are a company stockholder and clearly specify whether such communication is intended to be delivered to the entire board of directors or to one or more particular directors(s). All communications to directors will be transmitted promptly without any editing or screening by the Corporate Secretary.

Code of Conduct

The board of directors adopted our Code of Conduct, which applies to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and any person performing similar functions), and employees. Our Code of Conduct is available through our website at http://www.streamlinehealth.net/investors.

Director Attendance at Annual Meetings of Stockholders

We have not implemented a formal policy regarding director attendance at the Annual Meeting of Stockholders. Typically, our board of directors holds its annual organizational meeting directly following the Annual Meeting of Stockholders, which results in most directors attending the Annual Meeting of Stockholders. All of our then-serving directors attended the 2020 Annual Meeting of Stockholders in person and we currently expect all directors standing for re-election to attend the Annual Meeting.

Risk Management

Our management is responsible for day-to-day risk management of the company. Management reports to the board of directors on the material risks the company faces when management determines that the company’s risk profile materially changes. The board of directors uses management’s reports to evaluate the company’s exposure to risks in light of the company’s business plan and growth strategies. The board of directors primarily focuses on risks in the areas of operations, liquidity and compliance, which the board of directors believes are the areas most likely to have a potential impact on the company in a material way.

Executive Sessions of Independent Directors

Our board of directors has scheduled regular executive sessions of our independent directors. At executive sessions, our independent directors meet without management or any non-independent directors present. The board of directors believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of the board of directors, as a whole. Mr. Green, as the independent Chairman of the Board, presides over these executive sessions.

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No Executive Loans

We do not extend loans to executive officers or directors, and we have no such loans outstanding.

Employee, Officer and Director Hedging

We do not have in place any practices or policies regarding hedging, and any transactions to purchase financial instruments or otherwise engage in transactions that hedge or offset any decrease in market value of our securities by employees, officer or directors are generally permitted.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 29, 2021 by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director and each nominee for director; (iii) each named executive officer; and (iv) all directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the conversion of preferred stock or the exercise of options, warrants or other purchase rights. Shares of common stock subject to preferred stock that is currently convertible or convertible within 60 days of March 29, 2021 and options or other rights to purchase that are currently exercisable or are exercisable within 60 days of March 29, 2021 (including shares subject to restrictions that lapse within 60 days of March 29, 2021) are deemed outstanding for purposes of computing the percentage ownership of the person holding such preferred stock, options or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The percentages are based on 42,317,505 shares of common stock outstanding as of March 29, 2021. None of our directors or executive officers beneficially owns any shares of our preferred stock. An asterisk indicates beneficial ownership of less than 1% of the common stock outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Owned
Five Percent Stockholders

Tamarack Advisers, LP(1)	5,036,063	11.90%

Harbert Discovery Fund, LP(2)	3,966,637	9.37%

Norman H. Pessin(3)	2,298,550	5.43%

Directors and Named Executive Officers

Justin J. Ferayorni(4)	5,036,063	11.90%

Kenan H. Lucas(5)	3,966,637	9.37%

Wyche T. “Tee” Green III(6)	1,244,787	2.94%

Jonathan R. Phillips(7)	956,335	2.26%

Randolph W. Salisbury(8)	721,987	1.71%

Judith E. Starkey(9)	501,218	1.18%

Thomas J. Gibson(10)	366,756	*

William G. Garvis(11)	288,549	*

All current directors and executive officers as a group (8 persons)(12)	13,082,323	30.91%

(1)	Based on the Statement of Changes in Beneficial Ownership filed with the SEC on March 4, 2021. Tamarack Advisers, LP (“Tamarack Advisers”) is deemed the beneficial owner of such shares pursuant to separate arrangements whereby it acts as investment adviser to Tamarack Global Healthcare Fund, LP and Tamarack Global Healthcare Fund QP, LP. Each entity for which Tamarack Advisers acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. Tamarack Capital GP, LLC (“Tamarack Capital”) is deemed to be the beneficial owner of such shares because of its position of general partner and majority owner of Tamarack Advisers. Tamarack Capital Management, LLC (“Tamarack GP”) is deemed to be the beneficial owner of such shares because of its position as general partner to some of the private funds which together own the securities. Justin J. Ferayorni is deemed to be the beneficial owner of such shares because he is the managing member and majority owner of Tamarack Capital. In addition, Mr. Ferayorni also directly, or through family members, beneficially owns 105,181 shares of common stock. The address of Tamarack Advisers, Tamarack Capital, Tamarack GP and Mr. Ferayorni is 5050 Avenida Encinas, Suite 360, Carlsbad, CA 92008.

(2)	Based on the Schedule 13D/A filed with the SEC on March 4, 2021. Harbert Discovery Fund, LP (the “Fund”) is deemed to have shared voting and dispositive power over 3,966,637 shares of common stock which it purchases, holds and sells for investment purposes. As further described below, each of Harbert Discovery Fund GP, LLC (the “Fund GP”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), Jack Bryant, Kenan Lucas and Raymond Harbert exercises shared voting and dispositive power over the funds for the purchase of the shares of common stock purchased by the Fund, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Jack Bryant is a Senior Advisor to the Fund and a Vice President and Senior Managing Director of HMC. Kenan Lucas is a Managing Director and Portfolio Manager of the Fund GP, which serves as general partner of the Fund. Raymond Harbert is the controlling shareholder, Chairman and Chief Executive Officer of HMC, an alternative asset investment management firm that is the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides the Fund with certain operational and administrative services. The address of the Fund, the Fund GP, HFA, HMC, Mr. Bryant, Mr. Lucas, and Mr. Harbert is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(3)	Norman H. Pessin owns 719,233 shares of Common Stock of the Issuer, Sandra F. Pessin owns 980,391 shares of Common Stock of the Issuer and Brian L. Pessin owns 598,926 shares of Common Stock of the Issuer. Norman H. Pessin has sole voting and dispositive power with respect to the shares of Common Stock he owns directly. Sandra F. Pessin has sole voting and dispositive power with respect to the shares of Common Stock she owns directly. Brian L. Pessin has sole voting and dispositive power with respect to the shares of Common Stock he owns directly. The address of each of the beneficial owners is 500 Fifth Ave, Suite 2240, New York, NY 10110.

(4)	Based on the Statement of Changes in Beneficial Ownership filed with the SEC on March 4, 2021. Tamarack Advisers is deemed the beneficial owner of such shares pursuant to separate arrangements whereby it acts as investment adviser to Tamarack Global Healthcare Fund, LP and Tamarack Global Healthcare Fund QP, LP. Each entity for which Tamarack Advisers acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. Tamarack Capital is deemed to be the beneficial owner of such shares because of its position of general partner and majority owner of Tamarack Advisers. Tamarack GP is deemed to be the beneficial owner of such shares because of its position as general partner to some of the private funds which together own the securities. Justin J. Ferayorni is deemed to be the beneficial owner of such shares because he is the managing member and majority owner of Tamarack Capital. In addition, Mr. Ferayorni also directly, or through family members, beneficially owns 105,181 shares of common stock. The address of Tamarack Advisers, Tamarack Capital, Tamarack GP and Mr. Ferayorni is 5050 Avenida Encinas, Suite 360, Carlsbad, CA 92008.

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(5)	Based on the Schedule 13D/A filed with the SEC on March 4, 2021. The Fund is deemed to have shared voting and dispositive power over 3,966,637 shares of common stock which it purchases, holds and sells for investment purposes. As further described below, each of the Fund GP, HFA, HMC, Jack Bryant, Kenan Lucas and Raymond Harbert exercises shared voting and investment power over the funds for the purchase of the shares of common stock purchased by the Fund, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Jack Bryant is a Senior Advisor to the Fund and a Vice President and Senior Managing Director of HMC. Kenan Lucas is a Managing Director and Portfolio Manager of the Fund GP, which serves as general partner of the Fund. Raymond Harbert is the controlling shareholder, Chairman and Chief Executive Officer of HMC, an alternative asset investment management firm that is the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides the Fund with certain operational and administrative services. The address of the Fund, the Fund GP, HFA, HMC, Mr. Bryant, Mr. Lucas, and Mr. Harbert is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(6)	Includes (i) 187,500 shares of restricted stock over which the holder has sole voting but no investment power; (ii) 593,137 shares held by 121G, LLC of which Mr. Green is the managing member and as a result, has sole voting and dispositive power with respect to such shares.

(7)	Includes (i) 63,158 shares of restricted stock over which the holder has sole voting but no investment power and (ii) 10,000 shares of common stock held by Mr. Phillips’s wife.

(8)	Includes (i) 90,810 shares of common stock held in an individual retirement account, (ii) 133,500 shares of restricted stock over which the holder has sole voting but no investment power, (iii) stock options that are currently exercisable or exercisable within 60 days of March 29, 2021 to purchase 262,500 shares of common stock, and (iv) stock options that are currently exercisable or exercisable within 60 days of March 29, 2021 to purchase 30,000 shares of common stock and that are held by a limited liability company of which Mr. Salisbury is the managing member and the owner with his wife of all of the equity interests.

(9)	Includes 63,158 shares of restricted stock over which the holder has sole voting but no investment power.

(10)	Includes 184,500 shares of restricted stock over which the holder has sole voting but no investment power.

(11)	Includes 159,000 shares of restricted stock over which the holder has sole voting but no investment power.

(12)	Includes (i) stock options that are currently exercisable or exercisable within 60 days of March 29, 2021 to purchase 367,500 shares of common stock and (ii) 5,440,584 shares of common stock held indirectly.

EXECUTIVE OFFICERS

The names, ages, and positions held by our executive officers as of the Record Date are below. All of our current executive officers hold office until their successors are elected and qualified or until any removal or resignation. Our executive officers are elected by the board of directors and serve at the discretion of the board of directors. For more information about Wyche T. “Tee” Green III, our President and Chief Executive Officer, please see “Proposal 1—Election of Directors—Nominees for Election as Directors” in this Proxy Statement.

Name	Age	Position	First Appointed as Executive Officer
Wyche T. “Tee” Green III	49	President, Chief Executive Officer and Chairman	2019
Thomas J. Gibson	57	Senior Vice President and Chief Financial Officer	2018
Randolph W. Salisbury	67	Senior Vice President and Chief Sales and Marketing Officer	2014
William G. Garvis	53	Senior Vice President and Chief Operating Officer	2019

Thomas J. Gibson joined Streamline as Senior Vice President and Chief Financial Officer in September 2018. From April 2013 to December 2013, Mr. Gibson served as Principal Accounting Officer, Senior Vice President of Finance and Corporate Controller at R1 RCM (previously Accretive Health, Inc.), a healthcare revenue cycle management company. In his role at R1 RCM, Mr. Gibson oversaw the company’s accounting operations and financial reporting functions. Following his service with R1 RCM, Mr. Gibson served as Chief Financial Officer of Vivex Biomedical, Inc., a regenerative biologics company from December 2013 to December 2015 and of Citra Health Solutions, a leading healthcare services and technology firm, from December 2015 to September 2018, where he was primarily responsible for the respective company’s financial reporting, treasury and financial business operations. Mr. Gibson received his bachelor’s degree from the University of South Alabama.

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Randolph W. Salisbury joined Streamline as Senior Vice President and Chief Marketing Officer in February 2014. From July 2008 to February 2014, Mr. Salisbury served as a founding partner and consultant at Mockingbird Partners Consulting Group, LLC, a marketing communications and investor relations consulting firm. During his time with Mockingbird Partners, Mr. Salisbury performed marketing functions on behalf of various clients and performed investor relations consulting services for Streamline. Currently, Mr. Salisbury is on the board of directors of Decooda, Inc., a private, software-as-a-service start-up company. Mr. Salisbury received his bachelor’s degree from Ohio Wesleyan University and his MBA from Goizueta Business School at Emory University.

William G. Garvis joined Streamline as Senior Vice President Client Services in 2016 and has served as Senior Vice President and Chief Operating Officer since August 2019. Mr. Garvis previously served as Senior Vice President of Operations for HealthPort Technologies, a health technology company. In his role at HealthPort Technologies, Mr. Garvis supported all facets of service deliveries for more than 5,000 clients. Prior to his service with HealthPort Technologies, Mr. Garvis served as Vice President of Operations for Discovery Health Record Solutions, a health information services provider and one of the nation’s largest processors of third party medical record requests. Mr. Garvis received his bachelor’s degree from Texas A&M University and his MBA from Southern Methodist University.

COMPENSATION DISCUSSION AND ANALYSIS

References in this Proxy Statement to our “named executive officers” refer to:

●	Wyche T. “Tee” Green III, Chairman and Chief Executive Officer;
●	Thomas J. Gibson, Senior Vice President and Chief Financial Officer;
●	Randolph W. Salisbury, Senior Vice President and Chief Sales and Marketing Officer; and
●	William G. Garvis, Senior Vice President and Chief Operating Officer.

Executive Summary

The Compensation Committee has a conservative pay-for-performance compensation philosophy and endeavors to have executive compensation practices that align executive pay with company performance. In fiscal year 2020, the Compensation Committee took the following actions with respect to the executive compensation program:

●	Made only modest increases to base salaries;
●	Continued to consider adjusted EBITDA, revenue and sales performance as financial measures for executive bonuses; and
●	Continued to award restricted stock in order to align the interests of our executives with those of our stockholders and provide appropriate performance and retention incentives.

Streamline’s financial performance in fiscal year 2020 did not meet all of the company’s goals. As a result, no cash bonuses on the target bonus amount were awarded. The Compensation Committee believes any incentive bonuses awarded should demonstrate strong alignment between executive pay and company performance.

The Compensation Committee has recently made the following decisions with respect to the company’s executive compensation in fiscal year 2021:

●	The base salaries for certain executive officers have been modestly increased; and
●	The Compensation Committee granted operating bonus awards in the aggregate of 450,000 shares of restricted stock to the company’s four key executives, Messrs. Green, Gibson, Salisbury and Garvis.

The board of directors appointed Wyche T. “Tee” Green III as the company’s President and Chief Executive Officer effective as of October 16, 2019. The company entered into an employment agreement with Mr. Green when he was appointed President and Chief Executive Officer of the company.

The board of directors appointed Thomas J. Gibson as the company’s Senior Vice President and Chief Financial Officer effective as of September 10, 2018. The company entered into an employment agreement with Mr. Gibson when he was appointed Senior Vice President and Chief Financial Officer of the company.

The board of directors appointed Randolph Salisbury as the company’s Senior Vice President and Chief Sales and Marketing Officer effective as of February 1, 2020. The company entered into an employment agreement with Mr. Salisbury when he was appointed Senior Vice President and Chief Sales and Marketing Officer of the company.

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The board of directors appointed William G. Garvis as Senior Vice President and Chief Operating Officer of the company, effective August 1, 2019. The company entered into an employment agreement with Mr. Garvis when he was appointed Senior Vice President and Chief Operating Officer of the company.

Compensation Philosophy

The Compensation Committee believes that executive compensation should be conservative and (i) provide an incentive for Streamline’s executives to achieve the company’s goals, (ii) reward executives with equity interests in the company and align the interests of executives with stockholder interests to enhance stockholder value and (iii) attract and retain key executives critical to Streamline’s long-term success. Under the oversight of the Compensation Committee, the company has developed and implemented a pay-for-performance executive compensation program that rewards senior management for the achievement of certain financial performance objectives. Streamline achieves the philosophies of pay-for-performance and alignment of executive compensation with stockholder value primarily by providing a substantial portion of each executive officer’s total annual compensation through annual short-term cash bonus opportunities and grants of long-term equity, primarily in the form of restricted stock. In 2019, the Compensation Committee increased the proportion of annual long-term incentive compensation to our named executive officers represented in the form of restricted shares as compared to stock options. This Compensation Committee action reflects, among other things, the changes in accounting standards modifying the accounting treatment of nonqualified stock options. The Compensation Committee intends to continually monitor these issues regarding tax and accounting regulations, overall effectiveness of the programs and best practices. We describe our fiscal year 2020 short-term incentive plan in greater detail below under “Cash Bonus Opportunity” and describe equity grants in more detail under “Long-Term Equity Incentive Compensation—Restricted Stock.”

Say on Pay Results and Consideration of Stockholder Support

At the Annual Meeting of Stockholders on May 21, 2020, over 99% of the votes cast were in favor of the advisory vote to approve executive compensation. The Compensation Committee considered this positive result and concluded that the stockholders continue to support the compensation paid to our executive officers and the company’s overall pay practices.

In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program for fiscal year 2020, with an emphasis on short-term and long-term incentive compensation that rewards our senior executives when they successfully implement our business plan and, in turn, deliver value for our stockholders.

The Compensation Committee will continue to monitor best practices, future advisory votes on executive compensation and other stockholder feedback to guide it in evaluating the alignment of the company’s executive compensation program with the interests of the company and its stockholders.

Overview of Streamline’s Executive Compensation

The Compensation Committee designed the company’s compensation program to provide our executive officers with a combination of cash (salary and bonus) and long-term equity incentive compensation to align their interests with those of our stockholders. For fiscal year 2020, our executive officer compensation primarily consisted of the following components:

●	base salary;
●	cash bonus opportunity; and
●	long-term equity incentive awards.

Although the Compensation Committee has not established a policy or formula for the allocation of total compensation among these different elements of total executive officer compensation, the Compensation Committee endeavors to offer an appropriate mix among the different types of compensation:

●	to motivate executive officers to deliver superior short-term performance by providing conservative, but competitive, base salaries and cash bonus opportunities;
●	to align the interests of our executive officers with the long-term interests of the company’s stockholders through the grant of equity incentive awards; and
●	to provide an overall compensation package that is conservative, but competitive and, therefore, promotes executive recruitment and retention.

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The Compensation Committee Process

The Compensation Committee has the primary authority to determine Streamline’s compensation philosophy and to establish compensation for the executive officers and directors. In establishing executive officer compensation, the Compensation Committee uses its subjective evaluation of the executives’ performance and responsibilities, the company’s overall performance and the President and Chief Executive Officer’s recommendations. In establishing director compensation, the Compensation Committee takes into account director compensation for the prior fiscal year and also takes recommendations from the executive officers. The Compensation Committee discusses director compensation with the board of directors and such compensation is subsequently approved by the board of directors. The Compensation Committee does not typically use any compensation consultant in setting executive salaries, or in determining other components of executive compensation. Additionally, the Compensation Committee does not typically benchmark the compensation of executive officers against compensation paid by other companies to their executives.

Management’s Role in the Compensation-Setting Process

Company management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are:

●	evaluating associate performance;
●	preparing information for Compensation Committee meetings;
●	establishing business performance targets and objectives;
●	providing information about the company’s strategic objectives; and
●	recommending salary levels and equity awards.

In the past, the Compensation Committee has authorized the President and Chief Executive Officer to negotiate employment agreements with senior executive officers (other than himself). The negotiated employment agreements are subject to review and approval by the Compensation Committee. Also, in certain circumstances, the Compensation Committee may delegate to one or more of our officers the authority to grant awards, and to make other determinations under the Third Amended 2013 Plan with respect to such awards, to persons who are not directors or officers subject to the provisions of Section 16 of the Exchange Act, and who are not subject to the requirements of “covered employees” under Section 162(m) of the Code.

Base Salary

The Compensation Committee seeks to provide base salaries for our executive officers that provide guaranteed cash compensation in accordance with their experience, professional status and job responsibilities. Salaries for our named executive officers are generally provided for in their employment agreements, subject to review and adjustment by the Compensation Committee from time to time. The Compensation Committee has not historically retained a compensation consultant to assist it in determining appropriate compensation levels and has not engaged in any formal benchmarking processes. The Compensation Committee has instead relied on the general knowledge, experience and judgment of its members, both with regard to competitive compensation levels and the relative success that has been achieved by the company. In addition, the committee takes into account: years of service; level of experience; individual areas of responsibility; the annual rate of inflation; and the company’s operating performance.

The following table sets forth the base salaries for each of our named executive officers in effect as of January 31, 2021:

Name	Base Salary
Wyche T. “Tee” Green III	$480,000
Thomas J. Gibson	$279,000
Randolph W. Salisbury	$275,000
William G. Garvis	$255,000

Benefits

Streamline offers a comprehensive package of employee retirement and welfare benefits (including group life insurance, health and dental care insurance, and long-term disability insurance), in which executive officers may participate on the same basis as other full-time associates.

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Streamline currently sponsors a 401(k) Plan for all of our eligible associates. This plan (the “401(k) Plan”) is a tax-qualified retirement plan designed to meet the requirements of Sections 401(a) and 401(k) of the Code. Under the 401(k) Plan, participants may elect to make pre-tax savings deferrals from 1% to 60% of their compensation each year, subject to annual limits on such deferrals (e.g., $19,500 in 2020) imposed by the Code. Participants age 50 and older also may elect to make certain catch-up contributions, subject to a separate annual limit on such contributions (e.g., $6,500 in 2020) imposed by the Code. New participants automatically defer 6% of their compensation unless they make a contrary election. The company matches 50% of up to the first 4% of each associate’s income (i.e., the company match is 2% assuming the employee is contributing at least 4%) contributed to the 401(k) Plan, including those contributions made by the executive officers.

Perquisites

Streamline may offer limited perquisites to our executive officers. We provided no perquisites to any executive officer in fiscal year 2020.

Cash Bonus Opportunity

Each executive officer’s employment agreement establishes a cash bonus target as a percentage of his base salary. The following table sets forth the target bonuses for each of our named executive officers in effect as of January 31, 2021.

Name	Target Bonus
Wyche T. “Tee” Green III	50%
Thomas J. Gibson	40%
Randolph W. Salisbury	30%
William G. Garvis	45%

The Compensation Committee believes that cash bonuses should be contingent on performance relative to pre-established targets and objectives. Each cash bonus is determined based on whether these pre-established performance goals are met, upon which the executives would be eligible to receive a bonus in an amount determined by the Compensation Committee, although the Compensation Committee may elect not to award such bonuses. For the named executive officers to have been eligible for the cash bonus for fiscal year 2020, the company was required to exceed certain financial targets, as determined through an internal planning process, as follows:

●	Sales bookings (in total contract value) of $18,500,000;
●	Revenue of $13,600,000; and
●	Adjusted EBITDA deficit of $(820,000).

Regarding the financial targets for fiscal year 2020 and fiscal year 2021, the Compensation Committee determined that bonuses would be earned if, and only if, the financial targets were exceeded. As such, the Compensation Committee attributed any excess to adjusted EBITDA to go 25% to the bonus pool for each of fiscal year 2020 and fiscal year 2021 until the bonus pool (at the total amount eligible for each management bonus pool participant) was available.

We calculate adjusted EBITDA as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transaction-related expenses, including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. In awarding any additional cash bonus amounts above target amounts, the Compensation Committee would consider extraordinary company financial performance, as well as personal performance involving executive leadership.

The Compensation Committee determined that not all of the objective financial goals were achieved for fiscal year 2020, and as a result, cash bonuses were not earned or awarded. In awarding cash bonuses to executive officers for the fiscal year ending January 31, 2022, the Compensation Committee will consider multiple potential performance criteria including sales, adjusted EBITDA and revenue targets, as well as successful completion of certain aspects of the company’s strategic objectives. However, the Compensation Committee awarded certain management cash bonuses during fiscal year 2021 as a special dispensation on the company’s fiscal year 2021 management bonus program to reward the company’s key executives for managing through the novel coronavirus pandemic. Specifically, the Compensation Committee awarded Mr. Green $100,000 and Messrs. Gibson, Salisbury and Garvis $66,667 each. These amounts were awarded on March 4, 2021 and paid on March 15, 2021. The Compensation Committee may determine, at its discretion, whether said payments are in the place of, or in addition to the company’s management bonus program for its fiscal year ending January 31, 2022.

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Long-Term Equity Incentive Compensation—Restricted Stock

We currently grant equity awards under the Third Amended 2013 Plan. On May 22, 2019, our stockholders approved the Third Amended 2013 Plan, which, among other things, increased the number of available shares under the plan by 1,000,000 shares. Awards can be granted under the Third Amended 2013 Plan until May 22, 2029 or the earlier termination of the Third Amended 2013 Plan by the board of directors. The Third Amended 2013 Plan permits the grant of stock options (both incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, and other incentive awards. As of January 31, 2021, there were 991,164 shares available for grant under the Third Amended 2013 Plan.

In fiscal year 2020, long-term incentive compensation to key personnel, including the company’s named executive officers, was comprised primarily of restricted stock awards. The restricted stock awards granted in fiscal year 2020 vest ratably quarterly over a one year period beginning in the quarter after the date of grant, unless a separate vesting schedule was approved by the board of directors. The Compensation Committee believes that its fiscal year 2020 approach to long-term incentive compensation provided the appropriate long-term incentives from both executive retention and pay-for-performance perspectives and rewarded such executives for managing through the novel coronavirus pandemic. The Compensation Committee believes that the granting of restricted stock awards supports the executive retention goal.

We have historically awarded equity grants to executive officers upon the commencement of their employment with the company. In addition, from time to time, the Compensation Committee has considered and approved additional grants to certain associates of the company, including the executive officers, where circumstances make such grants appropriate to the company’s incentive and retention goals. In approving equity grants during fiscal year 2020, the Compensation Committee considered a number of factors, including the number of shares available for grant under the Third Amended 2013 Plan, the grant rate over certain periods (as a percentage of shares of common stock), the amount of restricted stock to be granted, the performance of the named executive officer and his role, the impact of specific grants on the total compensation of the named executive officer, and the aggregate retention strength of all unvested equity held by such named executive officer and other key personnel. During fiscal year 2020, the Compensation Committee approved grants of equity incentive awards to certain of our associates, including the following equity grants to our named executive officers:

Wyche T. “Tee” Green III —President and Chief Executive Officer. On June 17, 2020, Mr. Green was granted an award of 150,000 shares of restricted stock which vest, assuming continued employment, in four substantially equal quarterly installments on September 17, 2020, December 17, 2020, March 17, 2021 and June 17, 2021.

Thomas J. Gibson — Senior Vice President and Chief Financial Officer. On June 17, 2020, Mr. Gibson was granted an award of 100,000 shares of restricted stock, such restricted stock vesting in four substantially equal quarterly installments on September 17, 2020, December 17, 2020, March 17, 2021 and June 17, 2021, subject to Mr. Gibson’s continued employment with the company over such period.

Randolph W. Salisbury — Senior Vice President and Chief Marketing Officer. On June 17, 2020, Mr. Salisbury was granted an award of 100,000 shares of restricted stock, such restricted stock vesting in four substantially equal quarterly installments on September 17, 2020, December 17, 2020, March 17, 2021 and June 17, 2021, subject to Mr. Salisbury’s continued employment with the company over such period.

William Garvis — Senior Vice President and Chief Operations Officer. On June 17, 2020, Mr. Garvis was granted an award of 100,000 shares of restricted stock, such restricted stock vesting in four substantially equal quarterly installments on September 17, 2020, December 17, 2020, March 17, 2021 and June 17, 2021, subject to Mr. Garvis’s continued employment with the company over such period.

Additionally, on March 4, 2021, the Compensation Committee granted Messrs. Green, Gibson, Salisbury and Garvis an aggregate of 450,000 shares of restricted stock in recognition of the company’s recent operational, financial and capitalization successes, including the redemption of all of the outstanding shares of its preferred stock and the re-negotiation of certain of its indebtedness arrangements. The shares of restricted stock will vest, assuming continued employment, in four substantially equal quarterly installments on June 4, 2021, September 4, 2021, December 4, 2021 and March 4, 2022. The Compensation Committee also awarded certain management bonuses during fiscal year 2021 as a special dispensation on the company’s fiscal year 2021 management bonus program to reward these executives for managing through the novel coronavirus pandemic. Specifically, the Compensation Committee awarded Mr. Green $100,000 and Messrs. Gibson, Salisbury and Garvis $66,667 each. These amounts were awarded on March 4, 2021 and paid on March 15, 2021. The Compensation Committee may determine, at its discretion, whether said payments are in the place of, or in addition to the company’s management bonus program for its fiscal year ending January 31, 2022. See “Cash Bonus Opportunity” above for further information.

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Risk Considerations in our Compensation Program

The Compensation Committee generally structures the compensation of the executive officers to consist of both fixed and variable compensation. The fixed (or base salary) portion of compensation is designed to provide a steady income so executives do not feel pressured to focus exclusively on short-term gains or annual stock price performance, which may be to the detriment of long-term appreciation and other business metrics. The variable portion of compensation (e.g., cash bonuses and stock option awards) is designed to reward both individual performance and overall company performance. For individual and company performance, any cash bonuses are determined by the Compensation Committee. The Compensation Committee believes that the variable components of compensation are sufficient to motivate executive officers to produce short-term and long-term company results, while the fixed element is also sufficient such that executives are not encouraged to take unnecessary or excessive risks in doing so.

Employment Agreements

Streamline has entered into employment agreements with each of Messrs. Green, Gibson, Garvis and Salisbury. We describe each of these agreements in more detail below.

On July 29, 2019, the company entered into an employment agreement with Mr. Green when he was appointed interim President and Chief Executive Officer of the company. The initial term of Mr. Green’s employment agreement was month-to-month, continuing on the first day of each successive month, unless either party elected not to renew. Mr. Green’s employment agreement provided that Mr. Green was entitled to a monthly base salary of $35,000 for the first three months and a monthly base salary of $45,000 for each month following the initial three-month period. Mr. Green was also granted a restricted stock award of 50,000 shares and was entitled to receive a $20,000 cash bonus on the date which Mr. Green’s replacement executed his or her employment agreement to assume the role of President and Chief Executive Officer. In addition, Mr. Green’s employment agreement contained standard confidentiality, expense reimbursement, vacation time, and other standard executive benefit provisions.

On October 17, 2019, the company entered into an employment agreement with Mr. Green when he was appointed President and Chief Executive Officer of the company on a full-time basis. The initial term of the employment agreement is one year, automatically renewing in successive one year periods unless either party elects not to renew. Mr. Green’s employment agreement provides that Mr. Green is entitled to an annual base salary of $480,000 and provides that Mr. Green will be eligible for an annual incentive bonus with a target amount of 50% of his annual base salary, based on the achievement of certain performance objectives. Mr. Green was also granted a restricted stock award of 50,000 shares (which vested immediately), a restricted stock award of 100,000 shares (vesting quarterly over the first year of his employment) and a restricted stock award of 100,000 shares (vesting upon fulfillment of certain predetermined percentage targets of the trailing twelve (12)-month revenue growth of the Company (exclusive of certain business segments) which was assessed as of the quarter ended July 31, 2020). Mr. Green also received a $50,000 cash bonus. Mr. Green’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits.

On September 10, 2018, the company entered into an employment agreement with Mr. Gibson when he was appointed Senior Vice President and Chief Financial Officer of the company. The initial term of Mr. Gibson’s employment agreement was one year, after which it renews for successive one-year terms unless either party elects not to renew. Mr. Gibson’s employment agreement provides for an annual base salary of $275,000 and provides that Mr. Gibson will be eligible for an annual incentive bonus with a target amount of 40% of his annual base salary, based on the achievement of certain performance objectives. Mr. Gibson also received an inducement grant 100,000 restricted stock units upon his hire date and an additional grant of 50,000 restricted stock units effective February 1, 2019. The vesting of such restricted stock units will be in three substantially equal annual installments over the first three years of employment. In addition, Mr. Gibson’s employment agreement contains standard confidentiality provisions and non-competition covenants. Mr. Gibson’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits.

On August 1, 2019, the company entered into an employment agreement with Mr. Garvis when he was appointed Senior Vice President and Chief Operating Officer of the company. The initial term of Mr. Garvis’s employment agreement was one year, after which it renews for successive one-year terms unless either party elects not to renew. Mr. Garvis’s employment agreement provides for an annual base salary of $255,000 and provides that Mr. Garvis will be eligible for an annual incentive bonus with a target amount of 45% of his annual base salary, based on the achievement of certain performance objectives. Mr. Garvis was also granted a restricted stock award of 50,000 shares and such stock vested quarterly, in arrears, 25% per quarter through August 1, 2020 subject to Mr. Garvis’s continued employment on each vesting date. In addition, Mr. Garvis’s employment agreement contains standard confidentiality provisions and non-competition covenants. Mr. Garvis’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits.

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On February 1, 2020, the company entered into an employment agreement with Mr. Salisbury when he was appointed Senior Vice President and Chief Sales and Marketing Officer. The initial term of Mr. Salisbury’s employment agreement was one year, after which it renews for successive six-month terms, unless either party elects not to renew. Mr. Salisbury’s employment agreement provides for an annual base salary of $275,000 and provides that Mr. Salisbury will be eligible for an annual incentive bonus with a target amount of 30% of his annual base salary, based on the achievement of certain performance objectives. Mr. Salisbury also received a one-time signing bonus of $10,000 and bonus compensation of $68,500 for a retention bonus for the fiscal year ended January 31, 2020. Additionally, Mr. Salisbury was also granted a restricted stock award of 100,000 shares on February 5, 2020. Such stock vested quarterly, in arrears, 25% per quarter through February 1, 2021, subject to Mr. Salisbury’s continued employment on each vesting date. In addition, Mr. Salisbury’s employment agreement contains standard confidentiality provisions and non-competition covenants. Mr. Salisbury’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits. Pursuant to Mr. Salisbury’s employment agreement, Mr. Salisbury is also entitled to additional bonus compensation based upon a percentage of sales made by the company and total sales based upon the annual contract value of bookings. For additional information, see the “Summary Compensation Table” and related footnotes below.

Each of the employment agreements with Streamline’s named executive officers provides assurances to the company with regard to the availability of the executive’s services, provides protection for the company’s confidential information and trade secrets, and restricts the ability of the executive officers to compete with the company during their employment and for a specified period after its termination. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance benefits if their employment is terminated by the company other than for “good cause.” For this purpose, “good cause” includes the current use of illegal drugs; conviction of any crime which involves moral turpitude, fraud or misrepresentation; commission of any act which would constitute a felony and which adversely impacts the business or reputation of the company; fraud, misappropriation or embezzlement of company funds or property; wrongful conduct which is materially injurious to the reputation, business or business relationships of the company; material violation or default on any of the provisions of the employment agreement; and the material and continuous failure to meet reasonable performance criteria or reasonable standards of conduct as established from time to time by the board of directors.

In addition, each of our named executive officers is provided additional assurances following a change of control of the company. In such a situation, they would receive enhanced severance benefits, but only if their employment were terminated without “good cause” or if they chose to terminate their employment for “good reason.” This additional “double trigger” change of control protection has been provided to our named executive officers because they are considered vulnerable in a change of control context due to their positions with the company, their relative levels of equity ownership and the stage of their careers.

Executive Stock Ownership Guidelines

Streamline has not adopted any stock ownership guidelines for executives.

Stock Holding Periods

Streamline does not have any stock holding period requirements for executive officers beyond option exercise or restricted stock vesting.

Recoupment Policy

Streamline has not adopted a separate recoupment or “clawback” policy in the event of a financial restatement, but intends to do so once the SEC finalizes the rules on this matter required by the Dodd-Frank Act.

Income Deduction Limitations

Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that the company may deduct for federal income tax purposes in any given year with respect to the compensation of each of our named executive officers. For years beginning prior to January 1, 2018, the $1 million limitation did not apply to qualified performance-based compensation that satisfied certain requirements, including, among others, approval of the material terms of the plan by the company’s stockholders. Effective for the years beginning on or after January 1, 2018, there is no exception for qualified performance-based compensation from the Section 162(m) limitation, but a transition rule applies to any such qualified performance-based compensation that is provided pursuant to a written binding contract in effect on November 2, 2017, to the extent not materially modified thereafter. Notwithstanding the foregoing, however, the Compensation Committee reserves the right to grant awards under the Third Amended 2013 Plan that may not be deductible because of Section 162(m) of the Code as the Compensation Committee, in the exercise of its business judgment, determines appropriate to meet the company’s compensation objectives.

EXECUTIVE COMPENSATION

Summary Compensation

The following table is a summary of certain information concerning the compensation earned by our named executive officers for the fiscal years presented. Each of our current named executive officers has an employment agreement that influences or defines certain of the elements of compensation shown below. For a description of the material terms of these employment agreements, see “Compensation Discussion and Analysis—Employment Agreements.”

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Summary Compensation Table

Name and Principal Position	Year	Salary (1)($)	Bonus ($)(2)	Stock Awards (3)($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation (5)($)	Total ($)
Wyche T. “Tee” Green III	2020	$480,000	—	$157,000	—	—	$5,700	$642,700
President and Chief Executive Officer	2019	$258,410	$50,000	$358,000	—	—	$2,089	$668,499

Thomas J. Gibson	2020	$279,000	$44,659	$105,000	—	—	$5,700	$434,359
Senior Vice President and Chief Financial Officer	2019	$279,000	$111,649	$163,250	—	—	$5,339	$559,238

Randolph W. Salisbury	2020	$275,000	$155,448	$220,000	—	—	$5,700	$656,148
Senior Vice President and Chief Sales and Marketing Officer	2019	$232,925	$77,635	—	—	—	$4,557	$315,117

William G. Garvis	2020	$255,000	$41,400	$105,000	—	—	$5,700	$407,100
Senior Vice President and Chief Operating Officer

(1)	Includes amounts contributed by the named executive officers to our 401(k) Plan.

(2)	Includes bonus and commission payments to executive officers. As previously disclosed in the company’s Current Report on Form 8-K filed with the SEC on August 6, 2019, the Compensation Committee and board of directors approved retention bonuses for certain key executives that were paid during the fiscal years ended January 31, 2020 and 2021. Amounts for these retention bonuses paid to Messrs. Gibson, Garvis and Salisbury in the fiscal year ended January 31, 2021 were $44,659, $41,400 and $68,500, respectively. Further, in the fiscal year ended January 31, 2020, a retention bonus of $68,871 was paid to Mr. Gibson. Also included in bonus amounts for the fiscal year ended January 31, 2020 are approximately $27,778 and $44,635 paid to Messrs. Gibson and Salisbury, respectively, as part of the company’s management executive bonus program for the previous year, a special one-time bonus of $15,000 paid to Mr. Gibson and a $50,000 signing bonus paid to Mr. Green upon acceptance of his full-time role of Chief Executive Officer in October 2019. During the company’s fiscal year ended January 31, 2021, as part of his appointment to Chief Sales and Marketing Officer, effective as of February 1, 2020, Mr. Salisbury earned a signing bonus of $10,000 and additional bonus compensation based upon a percentage of sales made by the company and total sales based upon the annual contract value of bookings for the company’s eValuator product (“Override Commission”). The Override Commission for the fiscal year ended January 31, 2021 was $76,948. Mr. Salisbury earned $33,000 in related commissions for the fiscal year ended January 31, 2020.

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(3)	The amounts included in the table above reflect the total grant date fair value and were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in the footnotes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 filed with the SEC.

(4)	Non-Equity Incentive Plan Compensation reported for all named executive officers consists of compensation earned pursuant to the cash bonus opportunity.

(5)	Reflects our matching contribution to the 401(k) Plan equal to a 100% match on the first 2% of the employee’s compensation which is available to all employees who participate in the plan. Excludes group life insurance, health care insurance, discounts under the Amended and Restated 1996 Associate Stock Purchase Plan, which was terminated effective January 1, 2020, long-term disability insurance and similar benefits provided to all employees that do not discriminate in scope, terms or operations in favor of the named executive officers. Also excludes perquisites and other personal benefits, the aggregate amount of which with respect to each of the named executive officers does not exceed $10,000 reported for the fiscal years presented.

Equity Compensation Information

Outstanding Equity Awards at 2020 Fiscal Year End

The following table sets forth information with respect to the named executive officers equity awards outstanding as of January 31, 2021.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested (#)

Wyche T. “Tee” Green III	—	—	—	—	75,000	138,750	(1)

Thomas J. Gibson	—	—	—	—	34,000	62,900	(2)
	—	—	—	—	8,500	15,725	(3)
	—	—	—	—	33,500	61,975	(4)
	—	—	—	—	50,000	92,500	(5)

Randolph W. Salisbury	125,000	—	$6.14	2/2/2024	8,500	15,725	(6)
	30,000	—	$4.00	8/14/2022	25,000	46,250	(7)
	50,000	—	$4.02	1/31/2025	50,000	92,500	(8)
	62,500	—	$2.58	7/7/2025	—	—
	25,000	—	$1.18	3/1/2027	—	—

William G. Garvis	—	—	—	—	34,000	62,900	(9)
	50,000	—	$1.19	5/22/2026	50,000	92,500	(10)
	25,000	—	$1.18	3/1/2027	—	—

(1)	This restricted stock grant vests ratably quarterly beginning in the first quarter after the grant date of June 17, 2020 until fully vested on June 17, 2021.

(2)	This restricted stock grant vests ratably annually beginning on the first anniversary after the grant date of September 10, 2018 until fully vested on September 10, 2021.

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(3)	This restricted stock grant vests ratably annually beginning on the first anniversary after the grant date of January 29, 2019 until fully vested on January 29, 2022.

(4)	This restricted stock grant vests ratably annually beginning on the first anniversary after the grant date of February 1, 2019 until fully vested on February 1, 2022.

(5)	This restricted stock grant vests ratably quarterly beginning in the first quarter after the grant date of June 17, 2020 until fully vested on June 17, 2021.

(6)	This restricted stock grant vests ratably annually beginning on the first anniversary after the grant date of January 29, 2019 until fully vested on January 29, 2022

(7)	This restricted stock grant vests ratably quarterly beginning in the first quarter after the grant date of February 5, 2020 until fully vested on February 1, 2021.

(8)	This restricted stock grant vests ratably quarterly beginning in the first quarter after the grant date of June 17, 2020 until fully vested on June 17, 2021.

(9)	This restricted stock grant vests ratably annually beginning on the first anniversary after the grant date of January 29, 2019 until fully vested on January 29, 2022.

(10)	This restricted stock grant vests ratably quarterly beginning in the first quarter after the grant date of June 17, 2020 until fully vested on June 17, 2021

Equity Compensation Plan Information

We maintain the Third Amended 2013 Plan, pursuant to which we may grant awards of stock options, stock appreciation rights, restricted awards, performance awards, phantom stock awards and other stock-based awards.

The following table presents additional information regarding securities authorized for issuance under our equity compensation plans as of January 31, 2021:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by security holders	500,830	(1)	$2.78	991,164	(3)
Equity compensation plans not approved by security holders	125,000	(2)	$6.14	—	(4)
Total	625,830	(1)(2)		991,164

(1)	Includes 500,830 options exercisable under the Third Amended 2013 Plan. Does not include outstanding shares of previously awarded restricted stock.

(2)	Stock options granted under inducement grants in accordance with Nasdaq Marketplace Rule 5635(c)(4). The terms and conditions of each inducement grant are similar to the terms and conditions of the stockholder-approved equity compensation plan in effect on the date of such inducement grant.

(3)	Includes 991,164 options or other share-based awards available under the Third Amended 2013 Plan as of January 31, 2021. However, as of March 29, 2021, after giving effect to certain grants of restricted stock awards to the company’s key executives on March 4, 2021, we had just 255,164 shares available for issuance under the Third Amended 2013 Plan.

(4)	Our board of directors has not established any specific number of shares that could be issued without stockholder approval. Inducement grants to new key employees are determined on a case-by-case basis. Other than possible inducement grants, we expect that all equity awards will be made under stockholder-approved plans.

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DIRECTOR COMPENSATION

For the 2020 fiscal year, we paid the following annual retainers immediately following our 2020 Annual Meeting of Stockholders to each of our then-serving non-employee directors other than Justin J. Ferayorni: Kenan H. Lucas, $60,000; Jonathan R. Phillips, $60,000; and Judith E. Starkey, $60,000. Justin J. Ferayorni was appointed as director on December 10, 2019 and was not paid an annual retainer in fiscal year 2019 for his service in that same fiscal year. Mr. Ferayorni received director compensation during fiscal year 2020 in the amount of $68,333 for his service in fiscal year 2019 and fiscal year 2020. In order to attract and retain high quality non-employee independent directors, we allow independent directors to accept restricted stock with a maximum one-year vesting period, in equal value to all or a portion of their annual retainers, in lieu of cash. For the 2020 fiscal year, we did not pay our directors additional fees for meeting attendance.

On May 22, 2020, we granted each then-serving non-employee director (other than Kenan H. Lucas) the following amounts of restricted stock that vest upon the earlier of (i) the date of, and immediately prior to, the next annual meeting of stockholders and (ii) May 22, 2021: Jonathan R. Phillips, 63,158 shares; Justin J. Ferayorni, 71,929 shares; and Judith E. Starkey, 63,158 shares. We made these awards pursuant to the Third Amended 2013 Plan, and the awards were valued at the closing price of our common stock on the grant date.

We believe that awarding restricted stock to directors is a necessary component of their total compensation, including their retainer fees, and aligns their interests with those of our stockholders. Our Compensation Committee and board of directors have allowed a limited exception to this policy in connection with Mr. Lucas’s service as a director on our board of directors to account for limitations on his ability to accept compensation for service as a director and in recognition that a grant of restricted stock to Harbert Discovery Fund GP, LLC would not satisfy the intent of the board of directors’ policy.

For the 2021 fiscal year, upon the recommendation of our management and Compensation Committee, and upon a comprehensive review of the compensation of directors of similarly situated companies in our industry, on March 17, 2021, the board of directors unanimously approved an increase in the annual retainer for non-employee directors from $60,000 to $75,000. In approving such increase to the annual retainer, the board of directors also considered that it had not approved an increase in the annual retainer since the Company’s fiscal year ended January 31, 2018 and its goal of attracting and retaining high-quality non-employee independent directors.

Director Compensation in 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Kenan H. Lucas(2)	$60,000	—	$60,000
Jonathan R. Phillips(3)	—	$60,000	$60,000
Judith E. Starkey(3)	—	$60,000	$60,000
Justin J. Ferayorni(4)	—	$68,333	$68,333

(1)	The amounts included in the table above for Stock Awards reflect the total grant date fair value and were determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in the footnotes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 filed with the SEC.

(2)	As described above, Mr. Lucas is not permitted to accept personal compensation for service on our board of directors. A total of $60,000 was paid to Harbert Discovery Fund GP, LLC relating to his service as a director in fiscal year 2020.

(3)	Represents the grant of restricted stock to Mr. Phillips of $60,000 in restricted stock and the grant to Ms. Starkey of $60,000 in restricted stock. Each grant vests upon the earlier of (i) the date of, and immediately prior to, the next annual meeting of stockholders and (ii) May 22, 2021.

(4)	Represents the grant of restricted to Mr. Ferayorni of $68,333 in restricted stock as director compensation for his service in fiscal year 2019 and fiscal year 2020. The grant vests upon the earlier of (i) the date of, and immediately prior to, the next annual meeting of stockholders and (ii) May 22, 2021.

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RELATED PARTY TRANSACTIONS

Transactions with Related Persons

For the fiscal year ended January 31, 2020, there was not, and there is not currently proposed, any transaction or series of similar transactions in which the Company is a participant that would be deemed to be a “related party transaction” under Item 404 of Regulation S-K.

On March 19, 2020, we entered into a Master Services Agreement (the “MSA”) with 180 Consulting, LLC (“180 Consulting”), pursuant to which 180 Consulting has provided and will continue to provide a variety of services including product management, internal systems platform integration and software engineering services, among others, through separate statements of work. While no related person has a direct or indirect material interest in this MSA or the related statements of work, individuals providing services to us under the MSA and statements of work may share workspace and administrative costs of operation with an entity affiliated with Mr. Green. None of these shared arrangements would be deemed to be a “related party transaction” under Item 404 of Regulation S-K.

Review, Approval or Ratification of Transactions with Related Persons

Under Nasdaq Marketplace Rules and our Related Party Transactions Policy, our Audit Committee (or another independent body of our board of directors) is required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. In accordance with our Audit Committee’s charter, the Audit Committee is responsible for overseeing all related party transactions. For these purposes, a “related party transaction” refers to any transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K.

In addition, all of our employees, officers and directors are required to comply with our Code of Conduct. The Code of Conduct addresses, among other things, what actions are required when potential conflicts of interest may arise, including those from related party transactions. Specifically, if an employee, officer or director believes a conflict of interest exists or may arise, he or she is required to disclose immediately the nature and extent of the conflict, or potential conflict, to his or her supervisor, who, along with appropriate officials of Streamline, will evaluate the conflict and take the appropriate action, if any, to ensure that our interests are protected.

AUDIT COMMITTEE REPORT

The Audit Committee, which operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net/investors, oversees our financial reporting process on behalf of the board of directors. Our management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements that are included in our Annual Report on Form 10-K, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee met independently or as part of the whole board of directors to review with management each of our quarterly and annual consolidated financial statements filed on Form 10-Q or Form 10-K, respectively, prior to the filing of those reports with the SEC. The Audit Committee reviewed with DHG, our independent registered public accounting firm for fiscal year 2020, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with standards of the Public Company Accounting Oversight Board (“PCAOB”), their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC. DHG also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed the independent registered public accounting firm’s independence with the auditors themselves.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2021 as filed with the SEC.

In connection with the audit of our fiscal year 2019 consolidated financial statements, we entered into an audit engagement agreement with DHG which sets forth the terms by which DHG would perform the audit services for us. The Audit Committee has determined that the terms and conditions of the DHG audit engagement agreement are similar to other registered public accounting firms, and a common business practice between companies and their audit firms.

AUDIT COMMITTEE

Jonathan R. Phillips, Chairman
Judith E. Starkey
Kenan H. Lucas

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee approved the engagement of DHG as our independent registered public accounting firm on April 18, 2019, to be effective immediately after the filing of our Annual Report on Form 10-K, which occurred on April 22, 2019. A representative of DHG is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees for the 2020 and 2019 fiscal years billed by DHG for audit and other services approved by the Audit Committee.

	2020	2019
Audit Fees	$280,800	$476,365
Audit-Related Fees	$41,000	-
Tax Fees	$52,275	$55,125
All Other Fees	-	-
Total Fees	$374,075	$531,490

Fees represented in the “Audit Fees” category include fees for audit work performed for our consolidated financial statements. Fees represented in the “Audit-Related Fees” category include fees for consultations related to potential business acquisitions and/or dispositions.

Audit Committee’s Pre-Approval Policies and Procedures

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by DHG was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the heading “Audit Committee Report” is not, and should not be deemed to be, incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act that purport to incorporate by reference other SEC filings made by us, in whole or in part, including this Proxy Statement.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we refer to as “insiders,” to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the company. Our insiders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of the forms furnished to us, we believe that during the 2020 fiscal year our insiders complied with all applicable filing requirements, except that Forms 4 reporting a single grant of shares of restricted stock to each of Messrs. Green, Gibson, Garvis and Salisbury were filed late.

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OTHER BUSINESS

Our board of directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. We have not been informed by any of our stockholders of any intention to propose any other matter to be acted upon at the Annual Meeting. The persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any other business as may properly come before the Annual Meeting. As to any such other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, as filed with the SEC, will be mailed without charge to any beneficial owner of our common stock, upon request. Requests for Annual Reports on Form 10-K should be addressed to: Investor Relations, Streamline Health Solutions, Inc., 11800 Amber Park Drive, Suite 125, Alpharetta, GA 30009. The Form 10-K includes certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering our reasonable expenses for such copies. The Form 10-K and exhibits also may be obtained through our website at http://www.streamlinehealth.net/investors, or directly from the SEC’s website, http://www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended for inclusion in our proxy statement and form of proxy relating to our 2022 Annual Meeting of Stockholders must be received by us not later than December 23, 2021. Such proposals should be sent to the Corporate Secretary, Streamline Health Solutions, Inc., 11800 Amber Park Drive, Suite 125 Alpharetta, GA 30009. The inclusion of any proposal will be subject to applicable rules of the SEC, including Rule 14a-8 under the Exchange Act, and timely submission of a proposal does not guarantee its inclusion in our proxy statement.

Any stockholder who intends to propose any other matter to be acted upon at the 2022 Annual Meeting of Stockholders must do so in accordance with our bylaws. Under our bylaws, director nominations and other business may be brought at an Annual Meeting of Stockholders only by or at the direction of our board of directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time. To be timely under our bylaws as now in effect, a stockholder notice must be delivered or mailed to our Corporate Secretary at our principal executive offices not less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders. Stockholder proposals for the 2022 Annual Meeting of Stockholders, other than proposals intended for inclusion in our proxy statement as set forth in the preceding paragraph, must be received by February 19, 2022. However, in the event that the date of the 2022 Annual Meeting of Stockholders is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements.

Only such proposals as are (1) required by the rules of the SEC, and (2) permissible under the Delaware General Corporation Law will be included on the 2022 Annual Meeting of Stockholders agenda.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, a single Proxy Statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are company stockholders will be “householding” our proxy materials and annual reports as well.

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If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your shares through a broker, or notify us directly if you are a stockholder of record by contacting us at:

Streamline Health Solutions, Inc.
11800 Amber Park Drive, Suite 125
Alpharetta, GA 30009
Attention: Corporate Secretary

(888) 997-8732

We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

* * * * *

ALL STOCKHOLDERS ARE URGED TO VOTE. SEE “GENERAL INFORMATION—VOTING METHODS” FOR MORE INFORMATION ON YOUR VOTING OPTIONS.

THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

By Order of the Board of Directors,

Wyche T. “Tee” Green III
Chairman of the Board

Atlanta, Georgia
April 22, 2021

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Appendix A

Proposed Authorized Shares Amendment to the Company’s Certificate of Incorporation

The proposed Authorized Shares Amendment changes to the first paragraph of Article FOURTH are set forth below:

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is ~~Fifty Million (50,000,000)~~ Seventy Million (70,000,000) shares, consisting of: (i) ~~Forty-Five Million (45,000,000)~~ Sixty-Five Million (65,000,000) shares of Common Stock, par value $.01 per share (the “Common Stock”); and (ii) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), which Preferred Stock shall have such designations, powers, preferences and rights as may be authorized by the Board of Directors from time to time.

Appendix B

Proposed Supermajority Amendment to the Company’s Certificate of Incorporation

The proposed Supermajority Amendment changes to Articles SIXTH and TENTH are set forth below:

SIXTH: ~~Notwithstanding anything to the contrary contained herein, the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the outstanding shares of the Common Stock entitled to vote upon the election of directors shall be required to effect: (i) an amendment to the Certificate of Incorporation of the Corporation; (ii) a merger or consolidation of the Corporation with or into another corporation, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity; or (iii) the removal of a member of the Board of Directors.~~ RESERVED.

TENTH: ~~Subject to Article SIXTH hereof, the~~ The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Appendix C

Form of Third Amended 2013 Plan Amendment

Amendment No. 1 to

Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan

This Amendment No. 1 to the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (this “Amendment”) is made and entered into as of ___________, 2021 (the “Effective Date”) by Streamline Health Solutions, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company previously adopted the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (the “Plan”);

WHEREAS, unless the context clearly requires the contrary, capitalized terms that are used in this Amendment that are not otherwise defined herein shall have the meanings that the Plan ascribes to those terms;

WHEREAS, pursuant to Section 16(a) of the Plan, the Plan may be amended, altered, suspended and/or terminated at any time by the Company’s Board of Directors (the “Board”), subject to the approval of the Company’s stockholders for certain Plan amendments;

WHEREAS, Section 5(a) of the Plan provides that the maximum number of shares of the Company’s stock, par value $0.01 per share (“Common Stock”), that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) 3,300,000 shares, plus (ii) the number of shares remaining available for issuance as of the March 28, 2014 under the Prior Plan (that is, shares not subject to outstanding awards under the Prior Plan nor delivered from the shares reserved under the Prior Plan), plus (iii) the number of shares that become available under the Prior Plan after March 28, 2014 pursuant to forfeiture, termination, lapse or satisfaction of a Prior Plan award in cash or property other than shares of Common Stock; and

WHEREAS, subject to and contingent upon the approval of the Company’s stockholders, the Board, upon the recommendation of the Compensation Committee of the Board, has resolved by written consent, dated as of March 17, 2021, to amend the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan by 2,000,000 shares.

NOW, THEREFORE, in accordance with Section 16(a) of the Plan and the approval of the Company’s stockholders on May 20, 2021, the Plan is hereby amended, effective as of the date hereof, as follows:

1. Section 5(a) of the Plan is hereby revised and amended to read as follows:

“Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 8,223,246. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.”

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

STREAMLINE HEALTH SOLUTIONS, INC.

By:
Name:
Title: